Exhibit 10.2

EXECUTION COPY

MASTER OPTION SALE AGREEMENT

This MASTER OPTION SALE AGREEMENT (this “Agreement”), is made effective as of December 29, 2023 (the “Effective Date”), by and among POINT DIGITAL FINANCE, INC., a Delaware corporation (“Point”), as seller, together with certain affiliates and designated assignees of Point as seller (collectively with Point, in such capacity, “Seller”), and as depositor and trust manager (in such capacity, the “Trust Manager”) of POINT TITLING TRUST, a Delaware statutory trust, as the titling trust (“PTT”), and in its capacity as Buyer (as defined below) hereunder, and GB HRP, LLC, a Delaware limited liability company (“Buyer Agent”). Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in Article 1 of this Agreement or in the Program Agreement (as defined below).

RECITALS

A. Seller will be the originator of certain Options more particularly described herein, with each such Option being evidenced by the Option Documents applicable thereto.

B. Pursuant to this Agreement and the Program Agreement (as defined below), Seller will facilitate the purchase by, and assignment to, PTT (not in its individual capacity, but solely in its capacity as buyer of Options hereunder, which purchases shall be made at the direction of Buyer Agent solely for allocation to the applicable Investor SUBIs; PTT in such capacity, “Buyer”) of certain Options (and the corresponding Option Documents), which will then be recorded in the name of Buyer and allocated to and held by the applicable Investor SUBIs. All references herein to “Buyer” shall mean and refer to PTT, solely in its capacity as a buyer of Options hereunder at the direction of Buyer Agent, for the benefit of the related Beneficial Interest Holders in the Investor SUBIs, and not PTT in its individual capacity.

C. Point, as Depositor and as holder of the UTI under the Titling Trust Agreement, may from time to time cause Investor SUBIs to be issued pursuant to the Investor SUBI Supplements and to be sold to an entity designated by Buyer Agent pursuant to the applicable Investor SUBI Transfer Agreement, which Investor SUBIs each evidence a beneficial interest in the Options acquired by PTT and allocated to the applicable Investor SUBI pursuant to the applicable Investor SUBI Supplement. Point, as Trust Manager, will update the Option Schedule (as defined in the applicable Investor SUBI Supplement) with respect to each such allocation, pursuant to the terms of each Investor SUBI Supplement.

D. Trust Manager will take direction from Buyer Agent with respect to Options to be purchased by Buyer and allocated to the applicable Investor SUBI.

E. Seller and Buyer Agent have entered into that certain Program Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Program Agreement”) by and among Point, as Seller, Servicer and as Trust Manager, PTT, and Buyer Agent, which governs the rights and obligations of such parties with respect to purchases of Options pursuant to this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Seller, Buyer, and Buyer Agent agree as follows:

ARTICLE 1 – DEFINED TERMS; ACKNOWLEDGMENTS

REGARDING BUYER AND BUYER AGENT

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings. If not defined herein, capitalized terms shall have the meanings ascribed to such terms in the Program Agreement. Whenever the context of this Agreement requires, references to the singular number shall include the plural, and the plural shall include the singular, where appropriate; words denoting gender shall be construed to include the masculine, feminine, and neuter where appropriate; and specific enumeration shall not exclude the general or plural, and shall be considered as cumulative.

“Allocated Eligible Option” shall have the meaning set forth in the Program Agreement.

“ALTA” shall mean the American Land Title Association or any successor thereto.

“Applicable Law” shall have the meaning set forth in the Program Agreement.

“Appraisal” shall have the meaning assigned to it in the definition of “Appraised Value”.

“Appraised Value” shall mean, with respect to any Property, the value of such Property as determined pursuant to the Underwriting Guidelines (and each one, an “Appraisal”).

“Appreciation Starting Value” shall mean, with respect to any Option, the applicable “Appreciation Starting Value” specified in the related Option Agreement.

“Assignment and Assumption of Option Documents” shall have the meaning assigned to it in Section 2.4.2(b).

“Automated Valuation Model” shall mean, with respect to any Property, a service that assesses the value of such Property, as determined pursuant to the Underwriting Guidelines.

“Bankruptcy Proceeding” shall have the meaning set forth in the Program Agreement.

“Beneficial Interest Holder” shall mean each holder of an Investor SUBI Certificate in respect of Options purchased by Buyer hereunder.

“Breach” shall have the meaning assigned to it in Section 6.1.1.

“Business Day” shall have the meaning set forth in the Program Agreement.

“Buyer Indemnified Parties” shall have the meaning assigned to it in Section 7.1.

“Closing” shall mean, with respect to any Option, the funding to the Homeowner (or deposit to an escrow arrangement for purposes of funding such Option) with respect to the origination and closing of such Option.

“Closing Date” shall mean, for the purchase of any Option, the date of the Closing for such Option.

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“Collateral” shall mean, for a particular Option, any and all real and/or personal property securing the obligations of the Homeowners under such Option, including without limitation, the Property encumbered by such Option.

“Condemnation Proceeds” shall mean, with respect to each Option, all amounts treated as “Net Condemnation Proceeds” under the related Option Agreement and other Option Documents, representing all awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Property by exercise of the power of condemnation or the right of eminent domain or otherwise, to the extent not required to be released to senior lienholders or a Homeowner in accordance with the terms of the related Option Agreement and related Option Documents (and pursuant to the Servicing Standard).

“Credit Score” shall mean, for each Option and the related Homeowner, (a) to the extent three (3) credit scores are available, the middle score of the three (3) credit scores obtained by Equifax, Experian and TransUnion with respect to the related Homeowner; (b) to the extent two (2) credit scores are available, the average of the two (2) credit scores obtained by Equifax, Experian or TransUnion, as applicable with respect to the related Homeowner; (c) to the extent one (1) credit score is available, the credit score obtained by Equifax, Experian or TransUnion, as applicable with respect to the related Homeowner; and (d) to the extent no credit score is available from Equifax, Experian or TransUnion with respect to the related Homeowner, there shall be no Credit Score applicable with respect to such Homeowner and the related Option for purposes of this Agreement. When there is more than one Homeowner with respect to a Property and an Option, Seller may elect, in Seller’s discretion, to (a) obtain a credit score for only one of the applicable Homeowners with respect to the Property, in which event the Credit Score for the related Homeowners and the Option shall mean the applicable score obtained for such Homeowner, as determined in accordance with the first sentence of this definition, or (b) obtain a credit score for any number of such Homeowners with respect to the Property, in which event the Credit Score for the related Homeowners and the Option shall mean the lower of the credit scores obtained for each such Homeowner, as determined in accordance with the first sentence of this definition. There shall be a maximum of one (1) Credit Score for any Option regardless of the number of Homeowners and/or applicants.

“Custodian” shall mean U.S. Bank, N.A., together with any permitted successors and assigns.

“Depositor” shall mean Point, as depositor of PTT.

“Eligible Option” shall mean an Option that, as of the applicable Closing Date for such Option, either satisfies all of the criteria set forth on Exhibit E hereto, or which has otherwise been approved in writing by Buyer Agent in its sole discretion.

“Funding Deposit” shall mean, with respect to any Funding Notice and the related Option Offer Notices, an amount equal to Seller’s estimate of the aggregate Purchase Price for the Eligible Options described in such Option Offer Notices (provided, however, that in no event shall the amount of any Funding Deposit exceed the remaining availability under the Maximum Amount).

“Funding Notice” means, with respect to any Eligible Options described in one or more Option Offer Notices, a notice from Seller to Buyer Agent specifying the amount of the applicable Funding Deposit with respect thereto.

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“HEI Percentage” shall mean, as to each Option, the “HEI Percentage” specified in the related Option Agreement.

“Homeowner” or “Homeowners” shall mean, with respect to any Option, a homeowner that is a grantor of such Option, who is an owner of the related Property and seller of the Option pursuant to the related Option Documents, and such grantor’s or seller’s successors in title to the Property.

“Homeowner Notification Letter” means, with respect to any Option purchased by Buyer hereunder, a letter executed by Seller or its designee and addressed to the Homeowner that is a party to such Option notifying the Homeowner that the Option and all Option Documents associated therewith have been purchased by, and assigned to, Buyer as of the related Closing Date, which Homeowner Notification Letter shall be in substantially the form attached hereto as Exhibit D.

“Homeowner Protection Cap” shall mean, with respect to any Option, the applicable “Homeowner Protection Cap” specified in the related Option Agreement, as the same may be modified from time to time pursuant to the related Option Agreement to the extent such Option is subject to a Promotional Period.

“Indemnified Parties” shall have the meaning assigned to it in Section 7.2.

“Initial $50 Million Option Pool” shall have the meaning assigned to it in Section 6.1.5.

“Insurance Proceeds” shall mean, with respect to each Option, all proceeds received by the Servicer of insurance policies insuring the Option or the related Property pursuant to any title insurance policy, hazard insurance policy, or other insurance policy, to the extent such proceeds are not required to be released to the Homeowner in accordance with the terms of the related Option Agreement and related Option Documents (and pursuant to the Servicing Standard).

“Investment Amount” shall mean, as to each Option, the “Investment Amount” specified in the related Option Agreement.

“Investment Thickness” shall mean, with respect to any Option as of any date of determination, the ratio, expressed as a percentage, of (i) the Investment Amount relating to such Option, to (ii) the Appraised Value of the related Property.

“Investor SUBI” shall mean each special unit of beneficial interest issued by PTT to an investor of the Options evidenced by the Investor SUBI Certificate pursuant to the Titling Trust Agreement and the applicable Investor SUBI Supplement, in each case entitling the applicable holder thereof to an exclusive 100% undivided beneficial ownership interest in the related assets allocated thereto (representing the “SUBI Portfolio” under the applicable Investor SUBI Supplement), including the underlying assets relating to such portfolio, all as set forth in the Titling Trust Agreement.

“Investor SUBI Certificate” shall mean a certificate evidencing a beneficial interest in an Investor SUBI.

“Investor SUBI Supplement” shall mean each transaction SUBI supplement to Titling Trust Agreement, as amended, modified or supplemented from time to time, among Point, as Depositor, as SUBI settlor and as Trust Manager, and Wilmington Savings Fund Society, FSB, as UTI Trustee and as SUBI Trustee.

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“Investor SUBI Transfer Agreement” shall mean each SUBI certificate transfer agreement, as amended, modified or supplemented from time to time, among Point, as transferor, and the applicable investor, as transferee, pursuant to which the applicable Investor SUBI Certificate is transferred to the investor, together with any assignment and contribution agreement pursuant to which such applicable investor assigns Options purchased hereunder to Buyer in exchange for such Investor SUBI Certificate.

“Liquidation Proceeds” shall mean, with respect to each Option, all proceeds received by the Servicer in connection with the liquidation of the Option or the related Property through a trustee’s sale, foreclosure sale (whether private or public, judicial or non-judicial), receiver’s sale, assignment for the benefit of a creditor, or otherwise, other than Insurance Proceeds or Condemnation Proceeds.

“LOTV” shall mean, with respect to any Option as of any date of determination, the ratio, expressed as a percentage, of the outstanding Obligations on the related Property on such date, to the Appraised Value of the related Property.

“Losses” shall have the meaning assigned to it in Section 7.1.

“Multiple” shall mean, with respect to any Option, an amount equal to (i) the HEI Percentage for such Option, multiplied by (ii) the Appraised Value for such Option, divided by (iii) the Investment Amount for such Option.

“Obligations” shall mean, with respect to any Option, the sum of (a) the Investment Amount relating to such Option; (b) the aggregate unpaid principal balance of any mortgage on the related Property that is senior to such Option plus any applicable unpaid finance charges; (c) the aggregate maximum amount of all home equity lines of credit on the related Property, regardless of whether any funds have been drawn on such line of credit; provided, that with respect to any such line of credit that has reached the end of its draw period, the outstanding principal balance as of such date of determination shall be used for this clause (c); and (d) the aggregate unpaid principal balance of all open-end or closed-end subordinate financings or loans on the related Property, including but not limited to any home equity loan, home improvement loan, pledged amount, equity commitment, or other comparable obligations relating to the Property.

“Option” or “Options” shall mean, individually and collectively, as applicable, the residential purchase Options granted by each of the Homeowners, as evidenced by the Option Documents applicable thereto, each of which Option includes without limitation (a) the Option Documents, (b) the Option File, (c) to the extent the Option Documents give the holder a right thereto, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and (d) all other rights, benefits, proceeds and obligations arising from or in connection with such Option.

“Option Agreement” shall mean, with respect to any Option, the Point Digital Finance Option Purchase Agreement (together with all Exhibits, Schedules and Addenda thereto) between Seller and the related Homeowner, as amended pursuant to the terms thereof (to the extent permitted by the Program Documents).

“Option Documents” shall mean, with respect to any Option, each of the documents set forth on Exhibit C hereto, together with all extensions, modifications, supplements, and amendments thereto or restatements thereof.

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“Option File” shall mean, with respect to the Option in question, all documents involved in the origination, underwriting (including documented compensating factors pertaining to exceptions) and servicing of such Option, including but not limited to the Option Documents, the Option application, the Option closing disclosure statement, the Appraisal, evidence of insurance, credit applications, 5 point credit ranges, and any additional documents required to be added to the Option File pursuant to this Agreement.

“Option Offer Notice” shall mean, with respect to any Option which Seller elects to sell to Buyer pursuant to this Agreement and the other Program Documents, a notice in substantially the form set forth on Exhibit F hereto.

“Option Transfer” means any sale or transfer by Buyer, at the direction of Buyer Agent, of some or all of the Options.

“Parties” shall mean Buyer, Buyer Agent, PTT and Seller, collectively, as signatories to this Agreement.

“Party” shall mean a signatory to this Agreement.

“Permitted State” shall mean Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Indiana, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia, Washington, Washington, D.C., Wisconsin or any other state agreed to in writing by Buyer Agent in its sole discretion.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, Governmental Authority, any other person or entity, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Point” shall have the meaning set forth in the Recitals of this Agreement.

“Portfolio Constraints” shall have the meaning assigned to it in Exhibit E attached hereto.

“Program Agreement” shall have the meaning set forth in the Recitals of this Agreement.

“Program Documents” shall have the meaning set forth in the Program Agreement.

“Promotional Period” shall mean, with respect to any Option for which the applicable Homeowner Protection Cap is subject to a promotional rate offered by Seller at the time of origination, the period commencing on the Closing of such Option and continuing through and including the date on which the Homeowner Protection Cap for such Option, pursuant to the terms of the applicable Option Agreement, reverts back to the non-promotional Homeowner Protection Cap specified in the applicable Option Agreement.

“Promotional Period Homeowner Protection Cap” shall mean, with respect to any Option subject to a Promotional Period, the applicable promotional Homeowner Protection Cap in effect during such Promotional Period.

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“Property” or “Properties” shall mean, with respect to any Option, individually and collectively, as applicable, the real property Collateral securing the obligations of Homeowners under such Option.

“PTT” shall have the meaning set forth in the Recitals of this Agreement.

“Purchase Price” shall have the meaning set forth in the Program Agreement.

“Rating Agency” means a credit rating agency that assesses the creditworthiness of an obligor as an entity or with respect to specific securities or money market instruments, including Fitch Ratings, Moody’s Investors Service, Standard & Poor’s, DBRS Morningstar and Kroll Bond Rating Agency.

“Repurchase Price” shall mean, with respect to any Option, a price equal to (i) the Purchase Price for such Option, plus (ii) third Person out-of-pocket filing, delivery, recording, professional fees and custodial release fees incurred by Buyer Agent in acquiring and then transferring such Option, plus (iii) all reasonable out-of-pocket costs and expenses incurred in the enforcement of Seller’s repurchase obligation hereunder, minus (iv) any Collections or other proceeds received and previously remitted or distributed to Buyer Agent and/or the Beneficial Interest Holders in respect of such Option pursuant to the Program Documents, if applicable.

“Residential Dwelling” shall mean any one- to four-unit dwelling, which (a) may be (i) attached, (ii) detached or (iii) semi-detached, (b) is located in or on any of the following: (i) an individual lot, (ii) a condominium complex or project or (iii) a planned unit development, and (c) is not a cooperative, log home, mobile home, geodesic dome or manufactured home.

“Restatement Date” shall have the meaning assigned to it in Section 6.1.5.

“Risk Adjustment Percentage” shall mean, with respect to any Option, an amount (expressed as a percentage) equal to (i) the difference between the Appraised Value for the related Property and the Appreciation Starting Value for such Option, divided by (ii) the Appraised Value for the related Property.

“Securitization Transaction” means any transaction involving either (a) a sale or other transfer of some or all of the Options directly or indirectly by Buyer, at the direction of Buyer Agent, to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities, or (b) an issuance of publicly offered or privately placed, rated or unrated securities or related instruments, the payments on which are determined primarily by reference to one or more portfolios of residential purchase options consisting, in whole or in part, of some or all of the purchased Options.

“Seller Indemnified Parties” shall have the meaning assigned to it in Section 7.2.

“Security Instrument” or “Security Instruments” shall mean, for the Option in question, individually and collectively, as applicable, any security instrument, deed of trust, mortgage, or other instrument creating a lien on any real property Collateral securing such Option, together (if applicable) with any separate instrument, memorandum or notice evidencing the Option required to be recorded in the applicable real property records of the jurisdiction in which such Property is located, and including any assignments of or amendments to any of the foregoing.

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“Seller Title Policy” shall mean (i) with respect to each Option for which the related Security Instrument secures a first lien on the related Property, an ALTA insurance policy, (ii) with respect to each Option for which the related Investment Amount is greater than two-hundred fifty thousand dollars ($250,000), an ALTA title insurance policy, or (iii) with respect to each Option not subject to the foregoing clauses (i) or (ii), an ALTA title insurance policy, a mortgage service provider professional liability insurance policy, a master loan policy (such as the First American Title Insurance Company equiSmart policy), or such other generally acceptable form of policy or insurance as Buyer Agent may approve in its reasonable discretion, in each case, issued by Title Company (or, as applicable, delivered by Title Company with respect to coverage maintained by Title Company under a mortgage service provider professional liability insurance policy) and insuring Seller, its successors and assigns, as to the lien of the Security Instrument, in the amount of the Investment Amount, subject only to encumbrances permitted by the Option Documents.

“Servicer” shall mean Seller acting as master servicer under the Servicing Agreement.

“Servicing Agreement” shall mean that certain Master Option Servicing Agreement dated as of the date hereof made by and among Seller, as master servicer, Buyer, Buyer Agent and PTT.

“Servicing Standard” shall have the meaning set forth in the Servicing Agreement.

“SUBI Trustee” shall mean Wilmington Savings Fund Society, FSB.

“Superior Lien” shall mean, with respect to any Option, any pledge, charge, claim or security interest, encumbrance or loan relating to the corresponding Property which creates a lien on the Property which is senior to the lien securing the Option.

“Title Company” shall mean the title insurance company issuing or, as applicable, delivering (as to coverage maintained by such title insurance company in the case of a mortgage service provider professional liability insurance policy or master loan policy), the Seller Title Policy with respect to a particular Option and, to the extent the applicable Seller Title Policy is an ALTA title insurance policy, such title insurance company shall be (a) duly qualified as such under the laws of the state in which the Collateral for the applicable Option is located, (b) duly authorized, and licensed in such state to transact the applicable insurance business and to write the insurance provided, and (c) acceptable to Buyer Agent in its reasonable discretion (provided, however, that each of Doma (States Title, North American Title Company and North American Title Insurance Company), Westcor Land Title Insurance Company, Agents National Title insurance Company, Title 365 Company, Spruce Title Co., First American Title Company and Old Republic Title shall be deemed approved as a permitted Title Company by Buyer Agent).

“Titling Trust Agreement” shall mean that certain Amended and Restated Trust Agreement, dated as of July 14, 2023, as modified, supplemented or amended from time to time, among the Depositor, the Trust Manager, and the UTI Trustee.

“Trust Manager” shall mean Point, as trust manager of PTT.

“Underwriting Guidelines” shall have the meaning set forth in the Program Agreement.

“UTI” shall have the meaning set forth in the Titling Trust Agreement.

“UTI Trustee” shall mean Wilmington Savings Fund Society, FSB.

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Section 1.2. Acknowledgments Regarding Buyer and Buyer Agent. Notwithstanding anything to the contrary contained herein (a) each reference herein to “Buyer” shall mean and refer to PTT, solely in its capacity as the owner of Options purchased from Seller pursuant hereto, at the direction of Buyer Agent, for the benefit of the related Beneficial Interest Holders in the Investor SUBIs, and not PTT in its individual capacity, (b) all covenants, agreements, representations, warranties and obligations of Buyer hereunder shall be deemed made, undertaken, performed and incurred, as the case may be, by PTT solely in its capacity as Buyer hereunder and under the other Program Documents, at the direction of Buyer Agent for the benefit of, and as an obligation (as applicable) of, Buyer Agent and the related Beneficial Interest Holders, and not those of PTT in its individual capacity, or as a personal covenant, agreement, representation, warranty or obligation of PTT in its individual capacity, (c) under no circumstances shall PTT in its individual capacity be personally liable for the payment or performance of any indebtedness, costs or expenses of, or any covenants, agreements, representations, warranties or obligations of, Buyer hereunder, and (d) unless otherwise expressly provided herein, all covenants, agreements, representations, warranties and obligations of Buyer Agent hereunder shall be deemed made, undertaken, performed and incurred, as the case may be, by Buyer Agent in its individual capacity and for the benefit of, and as an obligation (as applicable) of, the Beneficial Interest Holders in the Investor SUBIs (subject to the terms of the Investor SUBIs).

ARTICLE 2 – PURCHASE AND SALE OF OPTIONS

Section 2.1 General.

(a) In accordance with Seller’s obligations under Section 2.2 of the Program Agreement and the Investor Allocation Process attached as Exhibit G hereto, Seller shall offer, during the Term, Eligible Options for sale to Buyer, for the benefit of the Beneficial Interest Holders, and Buyer Agent shall direct PTT to purchase and allocate to the applicable Investor SUBI such Eligible Options, in an aggregate amount not to exceed the Maximum Amount. The purchase of Options by Buyer pursuant to this Agreement is subject to the terms and conditions of the Program Agreement and the terms and conditions set forth in this Agreement. In no event shall the Investor Allocation Process be modified by Seller in a manner materially adverse to Buyer Agent and the Beneficial Interest Holders without the prior written consent of Buyer Agent. No later than the tenth (10th) Business Day of each calendar month, Seller shall provide to Buyer Agent a report with respect to all Options originated by Seller during the prior calendar month, which report shall include Option-level detail sufficient to allow Buyer Agent to verify, validate and corroborate that the Investor Allocation Process (i) ensures all investors have a fair opportunity to be assigned Options and (ii) does not subject Buyer Agent and the Beneficial Interest Holders to adverse selection.

(b) With respect to each Option purchased hereunder, Point, as holder of the UTI, shall cause PTT to issue each Investor SUBI and shall sell to an entity designated by Buyer Agent the applicable Investor SUBI Certificate pursuant to the applicable Investor SUBI Transfer Agreement. All Options sold by Seller to PTT hereunder shall be assigned to PTT, titled and recorded in the name of PTT and allocated to the applicable Investor SUBI, and the applicable Beneficial Interest Holder thereunder shall be entitled to all of the beneficial interests allocated to the applicable Investor SUBI pursuant to the Titling Trust Agreement and the applicable Investor SUBI Supplement. The parties hereto agree that Buyer Agent is authorized and entitled to make all determinations and decisions with respect to PTT solely with respect to Eligible Options that have been purchased by PTT and allocated or to be allocated to the applicable Investor SUBI.

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Section 2.2 Seller Election; Sale. Any election by Seller to sell an Eligible Option to Buyer shall be evidenced by an Option Offer Notice delivered by Seller to Buyer Agent not later than the end of the Business Day immediately preceding the Business Day on which the Closing of such Option is scheduled to occur; provided, however, that:

(a) Seller may elect, at any time prior to the sale of any Option described in an Option Offer Notice to Buyer Agent pursuant hereto, to revoke its election to offer such Eligible Option for sale hereunder for good cause (e.g., because it is no longer an Eligible Option, and/or no longer fits within the Underwriting Guidelines);

(b) the terms of any Option sold by Seller to Buyer hereunder shall be governed in all respects by the related Option Documents (regardless of any conflict or inconsistency between the terms described in the related Option Offer Notice and those set forth in such Option Documents; provided, however, that (i) if either Party has actual knowledge of any conflict or inconsistencies, it shall notify the other Party of the same and (ii) no resolution of any conflicts or inconsistences shall result in Buyer acquiring a non-Eligible Option); and

(c) Seller shall have no duty or obligation to inform Buyer Agent of any changes to the terms of any Option occurring during the period following the delivery of the related Option Offer Notice and the Closing of the Option, except to the extent (i) such changes result in such Option ceasing to constitute an Eligible Option, in which event such Option must be withdrawn from Buyer’s purchase, or (ii) such changes modify a characteristic of such Option (provided that such characteristic is described in Exhibit E), in which event such Option must be re-offered by Seller in a subsequent Option Offer Notice.

Upon and subject to the terms and conditions of this Agreement, the Program Agreement, and in consideration of the Purchase Price for the applicable Options, Seller shall sell and assign to Buyer, and Buyer shall purchase, accept, and assume from Seller, on the terms and conditions set forth herein, all of Seller’s right, title and interest in, to, under, and concerning each Option, such sale and purchase to be effective as of the Closing Date for each such Option. Each such sale will be effected by Point, as Depositor and Trust Manager (and holder of the UTI), allocating the related Option to the applicable Investor SUBI pursuant to the Titling Trust Agreement and the applicable Investor SUBI Supplement. Upon such allocation, the Trust Manager will amend the Option Schedule (as defined in the applicable Investor SUBI Supplement) and deliver the Option Schedule along with the related Series Reallocation Notice (as defined in the applicable Investor SUBI Supplement) as provided in the applicable Investor SUBI Supplement. Notwithstanding anything to the contrary in this Agreement, the Closing shall occur on the Closing Date with respect to each such Option, unless otherwise agreed in writing by Buyer Agent and Seller.

Section 2.3 Funding Notices; Closing of Options; Payment of Purchase Price. Unless otherwise agreed to by Buyer Agent in its sole discretion, neither Buyer Agent nor any Beneficial Interest Holder shall be required to remit amounts to the Funding Account more than one (1) time per calendar month. Seller is hereby authorized to disburse funds from the Funding Account solely for funding of the related Eligible Options sold hereunder (as specified in the related Option Offer Notices) at each Closing and paying the applicable Purchase Price to Seller with respect thereto; provided that, with respect to the portion of such Purchase Price required for purposes of funding and Closing the related Eligible Option pursuant to the Option Documents related thereto, the recipient of such disbursement shall solely be the applicable third Person escrow account (or similar arrangement) designated in or pursuant to such Option Documents to receive the disbursement of proceeds of such Option (which escrow shall provide for the return of the entire amount of such disbursement if the Option transaction does not Close, which such amount shall be immediately paid to Buyer Agent when received by Seller if the Option transaction does not close, along with the payment by Seller to Buyer Agent of any amount that was received by Seller in payment of the applicable Purchase Price to Seller with respect to such Option; provided, however, that Buyer Agent may elect, in its sole discretion, to deposit such returned proceeds and Purchase Price payment to the Funding Account, and apply the same as a credit against amounts to be remitted under future Funding Notices (with the amount of such credit being applied in full against each subsequent Funding Notice until satisfied in full)).

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Section 2.4 Deliveries.

2.4.1 Delivery of Option Documents. With respect to each Option sold hereunder, Seller shall deliver (a) to Custodian, on behalf of Buyer Agent and Buyer, at the address provided by Buyer Agent to Seller in writing, on a monthly basis, but no later than thirty (30) days following the related Closing Date, the Option Documents and related Option File (less any portion thereof not yet received by Seller and for which a later delivery deadline is specified under this Section 2.4.1); provided, that to the extent the delivery of such Option Documents is delayed (other than as otherwise specified under this Section 2.4.1) and such delay causes Buyer Agent to incur additional costs from Custodian pursuant to Buyer Agent’s custodial agreement with Custodian, then Seller shall reimburse Buyer Agent for such costs, (b) to Buyer Agent, no later than five (5) Business Days following the related Closing Date, electronic copies of the executed Option Documents, (c) to Buyer Agent, no later than one hundred twenty (120) calendar days following the related Closing Date for each such Option with respect to which the related Seller Title Policy is an ALTA title insurance policy, a master loan policy or an approved equivalent, an electronic copy of the Seller Title Policy, and (d) to Buyer Agent, no later than fifteen (15) calendar days following the related Closing Date for each such Option, an electronic copy of the Homeowner Notification Letter that Seller has delivered to the related Homeowner for such Option. To the extent that any such Option Documents (a) have been delivered for recording and have not yet been returned to Seller by the applicable recording office, or (b) are still awaited from a third Person (e.g., the Seller Title Policy, if not yet provided by the Title Company), then Seller shall, as soon as reasonably practicable following receipt by it of such Option Documents from the applicable recording office or third Person, deliver such physical documents to Custodian. With respect to each Option, the related physical Option Documents and Option Files required to be delivered to Custodian hereunder shall not be required to include an original executed Seller Title Policy.

2.4.2 Seller Deliveries. On a monthly basis, in connection with the Eligible Options funded during the immediately preceding calendar month, Seller shall execute (and where applicable, duly acknowledge) and deliver a copy to Buyer Agent via electronic delivery, the following documents (collectively, “Seller Post-Closing Documents”) in connection with the sale of such Eligible Options, unless (and then, only to the extent) delivery of any of the below items is waived by Buyer Agent in writing:

(a) the Option Documents applicable to such Option, to be delivered in accordance with Section 2.4.1;

(b) one (1) duly executed counterpart of the Assignment and Assumption of Option Documents for such Option, substantially in the form attached hereto as Exhibit A (“Assignment and Assumption of Option Documents”); provided, that such executed version may differ from the form to reflect such differences as may be necessary in the applicable jurisdiction for such Option;

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(c) the updated Option Schedule prepared by the Trust Manager pursuant to the applicable Investor SUBI Supplement reflecting the allocation of the related Options to the applicable Investor SUBI;

(d) for each such Option with respect to which the related Seller Title Policy is a mortgage service provider professional liability insurance policy, a report identifying such Option (to be delivered to Buyer Agent no later than thirty (30) days following the related Closing Date); and

(e) such other documents as may be reasonably requested by Buyer Agent to consummate the sale of such Option to Buyer in accordance with the terms of this Agreement.

2.4.3 Buyer Agent/PTT Deliveries. On a monthly basis, for each Option being purchased by Buyer, and in addition to the Purchase Price for such Option, the applicable Parties specified below shall deliver to Seller via electronic delivery the following documents (the “Buyer Agent/PTT Post-Closing Documents”):

(a) PTT, on behalf of Buyer, shall deliver to Seller one (1) duly executed counterpart of each such Assignment and Assumption of Option Documents for the applicable Options sold during the immediately preceding calendar month; and

(b) Buyer Agent shall deliver to Seller such other documents as may be reasonably requested by Seller, that are readily available to Buyer or Buyer Agent without any undue expense and/or effort, to consummate the sale of such Option to Seller in accordance with the terms of this Agreement, in each case, to the extent Seller has provided Buyer Agent with at least thirty (30) calendar days prior written notice.

Section 2.5 Closing Costs. Seller shall pay (a) any broker, finder, or other person claiming by, through or under Seller, and (b) all marketing, escrow, legal, documentation, initial property valuations, recording, and filing costs and expenses hereunder (to the extent not paid by the applicable Homeowner pursuant to the terms of the Option Documents for the related Option), in each case, relating to the origination and Closing of such Option. Buyer Agent shall, or shall cause the Beneficial Interest Holders (in accordance with the terms of the related Investor SUBIs) to, pay (a) expenses incurred by Buyer or Buyer Agent in connection with any review, inspection, and investigation undertaken pursuant to this Agreement, and (b) any broker, finder, or other person claiming by, through or under Buyer or Buyer Agent. Except as otherwise set forth herein, each Party shall pay its own attorney’s fees. The Parties agree that, in the event that any additional material closing costs or other material expenses to be paid by Buyer Agent or the Beneficial Interest Holders pursuant to this Section 2.5 were not previously disclosed to Buyer Agent and cause such Option to no longer meet the investment criteria of Buyer Agent in the reasonable discretion of Buyer Agent, then such Option shall be excluded from the calculation of the Portfolio Constraints and, notwithstanding anything herein to the contrary, shall not be required to be purchased by Buyer and, if applicable, shall be repurchased by the Seller for the Repurchase Price (whether or not such Option is an Eligible Option). For the avoidance of doubt, Seller shall be responsible for all costs relating to the review, inspection, investigation, origination or closing of such Option prior to such Option becoming the subject of this Agreement, in each case, to the extent incurred by or on behalf of Seller.

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Section 2.6 Collections. Seller shall pay all servicing fees, trustee fees and any other costs and expenses that are due and payable in the ordinary course of owning the Option and/or that are due and payable by Seller to third-Persons, in each case, to the extent the same accrue prior to the related Closing Date. Accordingly, subject to the provisions of this Section 2.6, with respect to any particular Option, Seller shall be entitled to, and shall be entitled to the benefit of, all Collections paid by a Homeowner or any other Person with respect to such Option and applicable to the time period preceding the Closing Date for the sale of such Option. The Beneficial Interest Holders shall be entitled to all Collections with respect to such Option which are applicable to the time period from and after the Closing Date for the sale of such Option, and to the extent Seller receives any such Collections (x) after the Closing Date for the sale of such Option, Seller shall promptly deliver the same to the Beneficial Interest Holders, or (y) prior to the Closing Date for the sale of such Option, the amount of such Collections shall be applied as a credit against the Purchase Price payable to Seller in respect of such Option. The obligations under this Section 2.6 shall survive the consummation of the transaction contemplated hereunder.

Section 2.7 Conditions to Closing.

2.7.1 Conditions to Buyer Agent’s Obligations. The Closing Date for any Option and the obligations of Buyer Agent to consummate the transactions contemplated by this Agreement for such Option are, in addition to the other terms and conditions of this Agreement, subject to the satisfaction of the following conditions set forth in this Section 2.7.1, any one or more of which may be waived in writing in whole or in part by Buyer Agent in its sole discretion:

(a) the representations and warranties of Seller set forth in Section 4.1 of this Agreement shall be true on and as of the Closing Date for such Option, and the representations and warranties of Seller in Section 4.2 of this Agreement shall be true on and as of the Closing Date for such Option as if the same were made on and as of such Closing Date;

(b) Seller shall have fully and timely performed all covenants and obligations required by this Agreement and the other Program Documents for such Option to be performed by Seller on or prior to the Closing Date for such Option;

(c) Seller shall have paid any and all costs, fees, or expenses required of Seller hereunder in connection with such Option;

(d) Seller shall have executed and deposited with Buyer Agent all of the Seller Post-Closing Documents applicable to such Option and each previously purchased Option (which may be delivered during the month following the applicable Closing Date); and

(e) Buyer’s title to the beneficial interest under the Security Instrument for such Option shall be evidenced or insured by the Seller Title Policy issued by or delivered with respect to Title Company, which Seller Title Policy shall insure Buyer’s beneficial interest under the Security Instrument evidencing such Option and shall name Buyer and Seller’s successors and assigns as the insured party (in the event such Seller Title Policy is an ALTA title insurance policy, a master loan policy or an approved equivalent) or shall provide the applicable coverage to such parties (in the event such Seller Title Policy is a mortgage service provider professional liability insurance policy);

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2.7.2 Conditions to Seller’s Obligations. The Closing Date for each Option and the obligations of Seller to consummate the transactions contemplated by this Agreement for such Option are, in addition to the other terms and conditions of this Agreement, subject to the satisfaction of the following conditions set forth in this Section 2.7.2, any one or more of which may be waived in writing in whole or in part by Seller in its sole discretion:

(a) the representations and warranties of Buyer Agent set forth in Article 3 of this agreement shall be true on and as of the Closing Date for such Option as if the same were made on and as of such Closing Date; and

(b) Buyer Agent shall have fully and timely performed, in all material respects, all covenants and obligations required by this Agreement and the other Program Documents for such Option to be performed by Buyer Agent on or prior to the Closing Date for such Option; and

(c) The applicable Beneficial Interest Holders, or Buyer Agent on their behalf, shall have remitted the applicable Purchase Price to the Funding Account; and

(d) Buyer shall have executed and deposited with Seller all of the Buyer Agent/PTT Post-Closing Documents applicable to such Option (which may be delivered during the month following the applicable Closing Date); and

(e) With respect to the first Closing Date for the purchase of Options hereunder, Servicer shall have delivered to Buyer Agent a supplement to the existing sub-servicing agreement between Servicer and Initial Sub-servicer (as defined in the Servicing Agreement) for purposes of placing the Options to be purchased hereunder within the scope of such sub-servicing agreement, in form and substance acceptable to Buyer Agent in its reasonable discretion.

Section 2.8 Sale of Investor SUBIs. The sale of any Investor SUBI shall be governed by the applicable Investor SUBI Transfer Agreement.

ARTICLE 3 – Buyer AGENT’s Representations, Warranties and Covenants

Section 3.1 Buyer Agent represents, warrants and covenants to Seller and PTT, as follows, as of the Effective Date:

3.1.1 Authority. Buyer Agent has taken all necessary action to duly authorize its entry into and performance under this Agreement. Buyer Agent is not required to obtain any consents or approvals to consummate the transactions contemplated in this Agreement not otherwise already obtained. This Agreement, and all instruments, documents and agreements to be executed by Buyer Agent in connection herewith and therewith are, or when delivered shall be, duly authorized, executed and delivered by Buyer Agent and are, or when delivered will be, valid, binding and enforceable obligations of Buyer Agent (except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law). Each individual executing this Agreement and/or any agreement on behalf of Buyer Agent is duly authorized to do so.

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3.1.2 No Violation. The execution and delivery by Buyer Agent of this Agreement and consummation of the transactions contemplated herein and therein, will not, with or without giving of notice or passage of time, or both: (i) conflict with or violate any material law, statute, rule, regulation, or administrative order to which Buyer Agent is subject or by which Buyer Agent’s assets are bound or affected (which violation would have a material adverse effect on Seller’s ability to perform its obligations under this Agreement); (ii) materially violate any judgment, order, writ, or decree of any court or administrative body in any suit or proceeding to which Buyer Agent is a party; (iii) result in a breach of, or default under, any material agreement, commitment, contract, or other material instrument, to which Buyer Agent is a party or by which any of Buyer Agent’s assets are bound or affected (which violation would have a material adverse effect on Seller’s ability to perform its obligations under this Agreement); or (iv) render Buyer Agent insolvent or without sufficient working capital.

3.1.3 Binding Agreement. Buyer Agent has the requisite legal capacity to enter into and consummate the transactions contemplated by this Agreement.

3.1.4 Good Standing. Buyer Agent has been duly formed, is validly existing, and in good standing in the state in which it was organized.

3.1.5 No Actions Against Buyer. There are no actions, suits, claims, proceedings, or investigations, pending or (to Buyer Agent’s knowledge) threatened against Buyer Agent which will reasonably and materially impair the consummation of the terms and conditions of this Agreement.

3.1.6 Sophisticated Investor. Buyer Agent is a sophisticated, informed, institutional investor which has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this Agreement.

3.1.7 No Reliance. Buyer Agent is not acting in reliance on any representation or warranty made or information furnished by Seller or its affiliates, employees, agents, representatives or independent contractors (other than the express representations and warranties in Article 4, upon which Buyer Agent shall be entitled to rely).

ARTICLE 4 - Seller’s Representations AND WARRANTIES

Section 4.1 Representations and Warranties. Seller represents, warrants and covenants to Buyer and Buyer Agent, as follows, as of the Effective Date and each Closing Date:

4.1.1 Authority. Seller has taken all necessary action to duly authorize its entry into and performance under this Agreement. Seller is not required to obtain any licenses, consents or approvals from any Governmental Authority or other Person to consummate the transactions contemplated in this Agreement not otherwise already obtained. Seller has the capacity and authority to consummate the transactions contemplated by this Agreement. This Agreement and all instruments, documents and agreements to be executed by Seller in connection herewith and therewith are, or when delivered shall be, duly authorized, executed and delivered by Seller. Each individual executing this Agreement on behalf of Seller is duly authorized to do so.

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4.1.2 No Violation. The execution and delivery by Seller of this Agreement and consummation of the transactions contemplated herein and therein, will not, with or without giving of notice or passage of time, or both: (i) conflict with or violate any material law, statute, rule, regulation, or administrative order to which Seller is subject or by which Seller’s assets are bound or affected, which violation would have a material adverse effect on Seller’s ability to perform its obligations under this Agreement; (ii) conflict with Seller’s articles of incorporation or by-laws; (iii) materially violate any judgment, order, writ, or decree of any court or administrative body in any suit or proceeding to which Seller is a party, which violation would have a material adverse effect on Seller’s ability to perform its obligations under this Agreement; (iv) result in a breach of, or default under, any material agreement, commitment, contract, or other material instrument, to which Seller is a party or by which any of Seller’s assets are bound or affected; or (v) render Seller insolvent or without sufficient working capital.

4.1.3 Binding Agreement. Seller has the requisite legal capacity to enter into and consummate the transactions contemplated by this Agreement, and this Agreement constitutes a valid and binding obligation of Seller to Buyer enforceable in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

4.1.4 Good Standing. Seller is duly organized, validly existing, and in good standing under the laws of the state in which it was formed.

4.1.5 No Action Against Seller. There are no actions, suits, claims, proceedings, investigations, regulatory or other proceeding of any kind pending or, to Seller’s knowledge, threatened against Seller which, if determined adversely to Seller, would have a material adverse effect on Seller’s ability to perform its obligations as Seller hereunder.

4.1.6 No Adverse Selection. Seller shall allocate Options in accordance with the Investor Allocation Process attached hereto as Exhibit G, and shall not adversely select Options to be offered for sale hereunder. Seller will provide written notification to Buyer Agent upon any material change to such policies prior to the implementation of such change.

4.1.7 No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer Agent) who may be entitled to any commission or compensation in connection with the sale of Options pursuant to this Agreement, except to the extent such commission or compensation shall have been paid in full by Seller.

4.1.8 True Sale. Each Option and Option Document is being transferred from Seller to Buyer under this Agreement as a true sale with the intention that Seller shall have no rights or interests with respect thereto post-Closing, and such that the Option and the related Option Documents would be removed from Seller’s bankruptcy estate, assuming that Seller had filed for bankruptcy pre-Closing, pursuant to Section 541 of the Bankruptcy Code. The sale of Options and Option Documents by Seller to Buyer under this Agreement has been made for “reasonably equivalent value” (as such term is utilized in Section 548 of the Bankruptcy Code and state law equivalents) and not for or on account of “antecedent debt” (as such term is utilized in Section 547 of the Bankruptcy Code and state law equivalents) owed by either Buyer or PTT to Seller.

4.1.9 Sale Treatment. The sale of the Options pursuant to the Program Documents will be afforded sale treatment for tax and accounting purposes. The transactions contemplated by this Agreement are not intended in any way to constitute the sale of a “security” or “securities” within the meaning of any applicable securities laws, and none of the representations, warranties or agreements of Seller shall create any inference that the transactions involve any “security” or “securities”.

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4.1.10 Investment Company Act, Etc. Seller is not and is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.1.11 Bulk Sales. The execution, delivery and performance of this Agreement by Seller do not require compliance with any “bulk sales” laws or similar statutory provisions by Seller.

4.1.12 Tax Returns. Seller has filed all tax returns (federal, state and local) required to be filed by it, such tax returns are true and accurate in all material respects, and Seller has paid or made adequate provision for the payment of all taxes and other assessments and Government Authority charges.

4.1.13 Fair Consideration. The consideration received by Seller upon the sale of the Options under this Agreement shall constitute fair consideration and reasonably equivalent value for the Options.

4.1.14 Ability to Perform; Solvency. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is solvent (in that the fair saleable value (determined on a going concern basis) of its assets shall be greater than the total amount of its undiscounted liabilities), able to pay its debts and obligations in the ordinary course of business as they become due, and has adequate capital to carry on its businesses and all businesses in which it is about to engage, as to each, before and after giving effect to the transactions contemplated by this Agreement. The sale of the Options by Seller will not cause Seller to become insolvent. The sale of the Options is not undertaken to hinder, delay or defraud any of Seller’s creditors.

4.1.15 Investor Allocation Process. Seller shall promptly provide written notice to Buyer Agent of any proposed changes or modifications to the Investor Allocation Process (regardless of whether Buyer Agent’s consent to such change or modification is required pursuant to Section 2.1).

Section 4.2 Additional Representations and Warranties. Seller shall be deemed to have made the following additional representations, warranties and covenants to Buyer and Buyer Agent, with respect to each Option purchased by Buyer hereunder, each of which representations, warranties and covenants Seller represents to be true and correct in all material respects as of the Closing Date for such Option, unless otherwise expressly agreed to by Parties in writing for such Option (and to the extent applicable, thereafter until such Option has been exercised by Buyer or otherwise liquidated).

4.2.1 Servicing. At all times during which Seller has owned the Option, the Option has been serviced in compliance with the Servicing Standard.

4.2.2 Ownership; Eligible Options. Seller or PTT, as applicable, is the sole legal, beneficial and equitable owner of the Option, has good and marketable title thereto and is the holder of the Option Documents. Except to Buyer as set forth in this Agreement, Seller has not assigned, transferred, conveyed, pledged, or granted a security interest in the Option or the Option Documents (nor will Seller purport to do so hereafter), and Seller has the full right to transfer and sell the Option and the Option Documents to Buyer free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest. Following the sale of each Option hereunder, Buyer will own the Option and hold the Option Documents free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest of any kind whatsoever created by or through Seller. Each Option sold to Buyer by Seller pursuant to this Agreement is an Eligible Option on the Closing Date for such Option. Seller has not modified or altered the terms of the sale of such Option without the consent of Buyer Agent or Homeowner, respectively, except as set forth in the Program Documents.

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4.2.3 Option. The information set forth in the Option Offer Notice relating to the Option is accurate in all material respects. To Seller’s actual knowledge after due inquiry, all costs, fees and expenses incurred by or for the account of Seller in making or closing the Option and all recording fees and costs relating to the origination and Closing of the Option were paid.

4.2.4 Impound Accounts. There are no impound accounts for taxes, insurance or any other items associated with the Option in question.

4.2.5 No Foreclosure Actions. Seller has not commenced any judicial or non-judicial foreclosure actions or exercised any other enforcement actions in connection with the Option and the related Property, including without limitation, any equitable rights of set-off.

4.2.6 No Litigation. As of the Closing Date, except to the extent that a copy of such notice has been provided to Buyer Agent pursuant to the Program Documents, Seller has not received written notice of any pending or threatened litigation, administrative proceeding, investigation, executive or legislative proceeding or other form of governmental enforcement in any way related to, directed at or otherwise affecting (i) the Option Documents or (ii) the use, operation or occupancy of any portion of the Property securing the Option or other Collateral referenced in the Security Instrument for such Option (other than pending or threatened litigation relating to any homeowners association, condominium association or similar private association to which the Property is subject, provided that the same does not relate to the enforcement of any lien for delinquent assessments or other charges against the Property and which could not otherwise reasonably be expected to have a material adverse impact upon the applicable Homeowner’s ownership or possession of the Property), or (iii) any affirmative defenses of the applicable Homeowner to the Option.

4.2.7 Fraud. To Seller’s actual knowledge after reasonable and customary due diligence performed in accordance with the Underwriting Guidelines, the Option was originated without any fraud or material misrepresentation on the part of the related Homeowner or any other party.

4.2.8 Accuracy of Option Documents. The Option Documents delivered to Buyer and Custodian in accordance with the terms of this Agreement, and the terms and information relating to the Option set forth in the related Option Offer Notice, are true and correct in all material respects and to Seller’s actual knowledge, the terms of the Option Documents have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of Buyer, for the benefit of the Beneficial Interest Holders. The terms of any such waiver, alteration or modification (whether complete or in process) are reflected in the Option Documents, and the written instrument reflecting such terms has been included in the Option File for the Option. No Homeowner has been released, in whole or in part, from the terms of the Option Documents.

4.2.9 Taxes Paid. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, homeowners association assessments, leasehold payments or ground rents and any other charges payable with respect to the Property securing the Option have not become a lien upon the Property securing the Option.

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4.2.10 No Defenses. Seller has no actual knowledge nor has it received any written notice, that any Homeowner in respect of the Option is presently, or was at the time the Option was originated, insolvent or a debtor in any Bankruptcy Proceeding.

4.2.11 Hazard Insurance. The Property securing the Option is insured by a fire and extended perils insurance policy, issued by a generally acceptable insurance carrier, and such other hazards as are customary in the area where such Property is located, and to the extent required by Seller as of the date on which the Option was originated, and against other risks insured against by Persons operating like properties in the locality of such Property and all amounts required to have been paid under any such policy have been paid. If any portion of such Property is in an area identified by any Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, and all amounts required to have been paid under any such policy have been paid. All such insurance policies (collectively, the “Hazard Insurance Policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Option), as mortgagee, loss payee or additional insured. Seller has not engaged in, and has no actual knowledge of any Homeowner having engaged in, any act or omission which would impair the coverage of any such policy or the validity and binding effect of either.

4.2.12 Compliance with Applicable Law. (a) All requirements of any federal, state or local law applicable to the Option have been complied with in all material respects while Seller has owned the Option, and (b) the consummation of the transactions contemplated hereby will not involve the material violation by Seller of any such Applicable Laws. The origination, servicing and collection practices used by Seller have been and will be in all material respects in compliance with the Servicing Standard and Applicable Laws.

4.2.13 No Waivers. The Security Instrument securing the Option has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Property has not been released from the lien of the Security Instrument, in whole or in part, nor has any instrument been executed that would directly or indirectly effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Homeowner of any action, if the Homeowner’s failure to perform such action would cause the Option to be in default, nor has Seller waived any default resulting from any action or inaction by the Homeowner. No material default is continuing with respect to the Option or the related Option Documents.

4.2.14 Location and Type of Property. The Property is located in a Permitted State. The Property consists of real Property that is a Residential Dwelling. No Option is secured by a multi-family property (other than as set forth in the definition of Residential Dwelling), a mixed use property or a commercial property, nor is any portion of the Property used for commercial purposes other than non-owner occupied properties that are leased, in each case, except as otherwise permitted under the Underwriting Guidelines.

4.2.15 Accuracy of Information. All information provided in writing by Seller to Buyer Agent with respect to such Option at any time (including both before and after the Closing Date) shall be complete, true and correct in all material respects as of the date provided to Buyer Agent.

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4.2.16 Option Insurance. The Seller Title Policy is valid and remains in full force and effect, and is assignable to Buyer.

4.2.17 Option Terms. The Option is exercisable on the earlier of the maturity date of the Option and the date on which the Option becomes immediately exercisable under the Option Agreement.

4.2.18 Occupancy. Seller has given due consideration to factors, including but not limited to, other real estate owned by the Homeowner, the address specified on the related credit reports, appraiser comments and notes, the location of the Property and any difference between the mailing address and the subject Property address to evaluate whether the occupancy status of the Property as represented by the Homeowner is reasonable. As of the date of purchase of the Option by Buyer, the Property is lawfully occupied under Applicable Law (unless such Property is not an owner-occupied Property). Seller has not received written notification from any governmental Person that the Property is in material non-compliance with Applicable Laws.

4.2.19 No Other Collateral. The Option is not and has not been secured by any collateral except the lien of the corresponding Security Instrument and the security interest of any applicable security agreement or chattel mortgage.

4.2.20 Security Instrument. If applicable, a trustee, authorized and duly qualified if required under Applicable Law to act as such, has been properly designated and currently so serves and is named in the Security Instrument, and no fees or expenses are or will become payable to the trustee under the Security Instrument, except in connection with a trustee’s sale or attempted sale after default by the Homeowner.

4.2.21 Recordable. The Security Instrument was recorded, or is in the process of being (and will promptly be) recorded, in the name of the Buyer in the jurisdiction(s) where the Property is located.

4.2.22 No Damage/Condemnation. To Seller’s actual knowledge after reasonable and customary due diligence performed in accordance with the Underwriting Guidelines, the Property is in substantially the same (or more favorable) condition it was in at the time the most recent Appraised Value was obtained. To Seller’s actual knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Property.

4.2.23 Origination Practices; Escrow Deposits. The origination and underwriting practices used by Seller with respect to the Option have been in all material respects in compliance with the Underwriting Guidelines. The escrow account, if any, associated with each Option includes all reserves for taxes, interest reserves, mortgage insurance premiums, fire and hazard insurance premiums, insurance loss proceeds or any other amounts with respect to such Option as required to be so impounded or reserved pursuant to the Option Documents as of the Closing Date for such Option.

4.2.24 Doing Business. Seller and its Affiliates are (i) in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, or (C) not doing business in such state under Applicable Laws.

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4.2.25 Appraisal. Each Option File contains a written Appraisal with respect to the related Property. The Appraisal was made and signed (where applicable) in accordance with the Underwriting Guidelines. The Person performing any Appraisal received no benefit from, and such person’s compensation or flow of business from Seller was not affected by, the approval or disapproval of the Option or the valuation made. The selection of the Person performing the property valuation was made independently of Seller’s personnel.

4.2.26 No Default of Superior Liens. To Seller’s actual knowledge after reasonable and customary due diligence performed in accordance with the Underwriting Guidelines, immediately following the origination and closing of the Option, there is no event of acceleration or material breach pursuant to which a right of acceleration and/or foreclosure exists under any Superior Liens on the related Property.

4.2.27 Homeowner. Seller has no actual knowledge of any circumstances or condition with respect to the Option, the Property or the applicable Homeowner that could reasonably be expected to (a) result in the Option not constituting an Eligible Option or (b) cause the Option to become delinquent. Either the Homeowner is (a) a natural person (including, for the avoidance of doubt, the Homeowner’s spouse, civil union partner, or registered domestic partner) legally permitted to reside in the United States, or (b) a limited liability company, a trust or another entity type acceptable to Seller and permitted pursuant to the Underwriting Guidelines.

4.2.28 Hazardous Substances. To Seller’s actual knowledge, the Property is free from any and all toxic or hazardous substances in violation of any local, state or federal environmental law, and there exists no violation of any local, state or federal environmental law, rule or regulation. To Seller’s actual knowledge, there is no pending action or proceeding directly involving the Property in which compliance with any environmental law, rule or regulation is alleged to have been violated.

4.2.29 Fully Funded. The Investment Amount for the Option has been fully funded or conditions for any release of funds from escrow have been memorialized and neither Seller nor Buyer has any obligation under the related Option Agreement or other related Option Documents to advance any additional funds related to the Investment Amount to the Homeowner; provided, that Buyer, for the benefit of (and as an obligation of) the Beneficial Interest Holders, shall have an obligation to fund the Exercise Payment (as defined in the related Option Agreement) (to the extent any such amount is not netted upon exercise) in the event of the exercise of an Option, as provided in the related Option Agreement.

4.2.30 No Continuing Right of Rescission. Any statutory or other rescission or cancellation period with respect to such Option, if any, has expired.

4.2.31 Anti-Money Laundering. At all times until such Option has been exercised in full by Buyer, Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); to the extent required by law, Seller has conducted the requisite due diligence in connection with the Option for purposes of the applicable Anti-Money Laundering Laws, and maintains, and will maintain, sufficient information to identify the applicable Homeowner for purposes of the Anti-Money Laundering Laws.

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4.2.32 No Set-Off Rights. Such Option and all related Option Documents have been duly authorized and executed by the applicable Homeowner and are in full force and effect and represent a legal, valid and binding obligation of the Homeowner, enforceable against such Homeowner in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law). Such Option is not subject to any right of rescission, set-off, counterclaim or defense by the applicable Homeowner, nor will the operation of any of the terms of the Option Documents, or the exercise of any right thereunder, render any Option Document unenforceable in any material respect, and, to Seller’s knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted by the applicable Homeowner with respect thereto.

4.2.33 Form of Option Documents. The Option Documents relating to the Option are documented on forms approved from time to time by Seller as part of its onboarding process, which forms shall be satisfactory to Buyer Agent in its reasonable discretion.

4.2.34 Underwriting Guidelines. Each Option either (i) was underwritten in conformance with Seller’s Underwriting Guidelines in effect at the time of origination without regard to any underwriter discretion, which such Underwriting Guidelines have not been materially modified from the Underwriting Guidelines in effect on the date hereof in a manner that would materially and adversely affect such Option without the prior written consent of Buyer Agent, or (ii) if not underwritten in conformance with Seller’s Underwriting Guidelines, subject to the consent of Buyer Agent, has reasonable and documented compensating factors and complies with the permitted exceptions and exclusions specified in the Underwriting Guidelines. Seller has taken reasonable steps to verify the applicable Homeowner’s income, employment, and assets in accordance with the Underwriting Guidelines and employed procedures designed to authenticate the documentation supporting the income, employment, and assets.

Section 4.3 Knowledge. All references in this Agreement to Seller’s “knowledge” (or words of similar effect) shall mean Seller’s actual knowledge, after reasonable and due inquiry.

Section 4.4 Survival. Seller’s representations and warranties in this Article 4 shall survive each Closing until the applicable Option is either exercised (with consummation of that transaction), expires or is repurchased by the applicable Homeowner.

ARTICLE 5 – SERVICING

Section 5.1 Servicing of Options After Closing. Following the related Closing Date and subject to the terms of the Servicing Agreement, Buyer, at Buyer’s Agent’s direction, shall have the sole and exclusive right, power and authority to service such Option or cause each such Option to be serviced, including, without limitation, the right to assign the servicing rights to another third Person and to deal with the Homeowner under such Option in all matters pertaining to such Option and the Option Documents applicable thereto; provided, that if Buyer Agent causes a transfer of servicing from Point, as initial Servicer, pursuant to the terms of the Servicing Agreement, Buyer Agent agrees to observe (and cause the successor servicer to observe) all applicable material Homeowner notification and timing requirements customarily required of mortgage servicers. Notwithstanding the foregoing, each such Option shall be serviced in accordance with and pursuant to the Servicing Agreement until such time as the Servicing Agreement may be terminated pursuant to the terms thereof.

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ARTICLE 6 – REMEDIES

Section 6.1 Repurchase.

6.1.1 Upon discovery by either Seller or Buyer Agent of a breach of any representation or warranty contained in Sections 4.2 or 6.1.5 of this Agreement that (a) materially and adversely affects the value of the applicable Options and/or the interests of Buyer, for the benefit of the Beneficial Interest Holders, in such Options and is not de minimis in nature, or (b) materially and adversely affects the value of a particular Option or the interest of Buyer, for the benefit of the Beneficial Interest Holders, in a particular Option and is not de minimis in nature in the case of a representation and warranty relating to such particular Option (each, a “Breach”), then the Party discovering such Breach shall give prompt written notice to the other Party within five (5) Business Days.

6.1.2 Seller shall have a period of ninety (90) calendar days from the earlier of its discovery of the Breach or its receipt of notice of any such Breach within which to correct or cure such Breach (solely to the extent that such Breach is reasonably susceptible to cure; if not, no such cure period shall apply); provided, however, that notwithstanding the foregoing, in connection with any Breach arising under Section 6.1.5, Seller shall only have a period of sixty (60) calendar days from the earlier of its discovery of the Breach or its receipt of notice of any such Breach within which to correct or cure such Breach (solely to the extent that such Breach is reasonably susceptible to cure; if not, no such cure period shall apply). Without limitation of the foregoing, in connection with any Breach arising under Section 6.1.5, Seller may deliver to Buyer, during such sixty (60) calendar day cure period, additional Eligible Options for purchase hereunder in order to adjust the composition of the Allocated Eligible Options purchased by Buyer to satisfy the applicable Portfolio Constraint(s) which was breached. Seller hereby covenants and agrees that if any such Breach is not corrected or cured within such ninety (90) or sixty (60) calendar day period, as applicable, Seller shall within five (5) Business Days of the expiration of such cure period, repurchase such Option (or, with respect to any Breach arising under Section 6.1.5, so much of the Allocated Eligible Options purchased by Buyer hereunder as may be necessary in order to adjust the composition of all Allocated Eligible Options purchased by Buyer hereunder to satisfy the applicable Portfolio Constraint(s) which was breached) at the Repurchase Price. Any such repurchase shall be accomplished by wire transfer of the amount of the Repurchase Price to an account designated by Buyer Agent.

6.1.3 Upon completion of such repurchase by Seller, Buyer Agent, Trust Manager and/or Seller, as applicable shall arrange for the reassignment of the repurchased Option to Seller and the delivery to Seller of any documents held by Buyer or its custodian relating to the repurchased Option. In the case of any lien for which an assignment from Seller to Buyer has been recorded prior to repurchase, Buyer Agent shall concurrently with the repurchase provide an executed assignment from Buyer to Seller. Seller shall pay any necessary filing, recording, and other closing costs in connection with recording such reassignment.

6.1.4 Cross-Default. Any material default under one Program Document by a Party, shall, following the expiration of any applicable notice and/or cure periods, constitute an existing and continuing breach of all other Program Documents.

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6.1.5 Portfolio Constraints. With respect to the initial $50,000,000 aggregate Purchase Price of Allocated Eligible Options purchased by Buyer pursuant to this Agreement (the “Initial $50 Million Option Pool”), and notwithstanding anything to the contrary in the Program Documents, Seller shall be deemed to have represented and warranted to Buyer and Buyer Agent that the Initial $50 Million Option Pool is in compliance with the Portfolio Constraints as of the related Closing Date for the applicable Eligible Option which, as determined by such Eligible Option’s Investment Amount, incrementally surpasses the amount for the Initial $50 Million Option Pool (the “Restatement Date”). Any breach by Seller of the representation and warranty under the immediately preceding sentence shall be deemed to have occurred effective as of the Restatement Date, and shall be subject to the terms of Section 6.1.1.

Section 6.2 Limitation of Remedies. Upon a breach or default by Seller, Buyer or Buyer Agent hereunder (beyond any applicable notice and/or cure periods set forth herein), the non-breaching party shall be entitled to exercise all such rights and remedies as are expressly set forth herein or in any of the other Program Documents, or which may otherwise be available to such party by contract, at law or in equity; provided, however, that the sole and exclusive remedy of Buyer Agent in respect of a Breach for which Buyer, for the benefit of the Beneficial Interest Holders, has a repurchase right under Section 6.1 shall be the exercise of such repurchase rights under Section 6.1. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall Seller, Buyer or Buyer Agent be liable to the other or to any other party for any punitive, speculative, special, or consequential damages. The provisions of this Article 6 shall survive each Closing and the consummation of the transactions hereunder.

ARTICLE 7 – Indemnification

Section 7.1 By Seller. Except to the extent of any Losses (as defined below) which arise from the gross negligence or willful misconduct of Buyer Agent or its Affiliates (including any Beneficial Interest Holder), Seller shall indemnify and hold harmless Buyer, Buyer Agent, Buyer Agent’s Affiliates and each of their respective officers, directors, agents and employees (collectively, the “Buyer Indemnified Parties”), from and against any and all losses, costs, liabilities, damages and expenses, including those arising pursuant to any claims, suits or proceedings, (collectively, “Losses”), that arise from or relate to (a) any breach by Seller of any of its representations, warranties, covenants or other responsibilities set forth in this Agreement or the Program Agreement (without giving effect to any materiality qualifiers contained therein) or (b) any gross negligence, bad faith or willful misconduct by Seller or any of its respective officers, directors, agents, employees, or representatives with respect to the Options purchased by Buyer hereunder. To the extent that PTT is entitled to any indemnification under this Section 7.1, such indemnity payment shall be made to the applicable Beneficial Interest Holders.

Section 7.2 By Buyer Agent. Except to the extent of any Losses which arise from the gross negligence or willful misconduct of Seller, Buyer Agent, on its own behalf and on behalf of its respective Affiliates (including each Beneficial Interest Holder) shall indemnify and hold harmless Seller, Seller’s Affiliates and each of their respective officers, directors, agents and employees (collectively, the “Seller Indemnified Parties” and together with Buyer Indemnified Parties, the “Indemnified Parties”), from and against any and all Losses, that arise from or relate to (a) any breach by Buyer Agent or Buyer of any of their respective representations, warranties, covenants or other responsibilities set forth in this Agreement or the Program Agreement, or (b) any gross negligence, bad faith or willful misconduct by Buyer Agent, any Beneficial Interest Holder or any of their respective officers, directors, agents, employees, or representatives with respect to the Options purchased by Buyer hereunder.

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Section 7.3 Limitation of Liability. In no event shall any party hereto or its respective Affiliates be liable for special, incidental, consequential or punitive damages of any kind whatsoever (as opposed to direct or actual damages) arising out of the performance of their obligations hereunder; provided, however, that Seller shall be responsible and liable for any special, incidental, consequential or punitive damages incurred by, awarded to or owed to a Homeowner relating to an Option purchased by Buyer hereunder, which damages arose from or were caused by actions of Seller in breach of this Agreement or any other Option Document.

Section 7.4 Indemnification Procedure. Whenever any claim of the type that would occasion indemnification under this Article 7 is asserted or threatened against any Indemnified Party, the Indemnified Party shall promptly notify the indemnifying party. Each Indemnified Party shall notify, to the extent it has actual knowledge thereof, the indemnifying party, within ten (10) days after the occurrence thereof or obtaining knowledge thereof, of any event, which may give rise or otherwise trigger a right to seek indemnification pursuant to this Article 7. The notice shall include, if known, the facts constituting the basis for such claim, including, if known, the amount or an estimate of the amount of the liability arising therefrom. A failure to timely give such notification shall not affect the indemnification provided hereunder, except to the extent such failure materially prejudices any defense of claim available to the indemnifying party. In the event of any claim for indemnification hereunder resulting from or in connection with the claim or legal proceedings of a claimant not an Indemnified Party to this Agreement, the indemnifying party shall have the right, at its option, at its expense and with its own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party seeking indemnification) to assume the defense of any such claim or any litigation resulting from such claim or to participate with its own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party) in the compromise or defense thereof. If the indemnifying party undertakes to assume the defense of any such claim or litigation or participate in the compromise thereof, it shall promptly notify the Indemnified Party of its intention to do so, and, as a condition to the indemnifying party’s indemnification obligation, the Indemnified Party shall cooperate reasonably with the indemnifying party and its counsel (but at the sole expense of the indemnifying party) in the defense against or compromise of any such claim or litigation. Anything in this Section 7.4 to the contrary notwithstanding, if the Indemnified Party is seeking indemnity, the Indemnified Party shall not compromise or settle any such claim or litigation without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld, conditioned or delayed, and if any Indemnified Party shall have any potential liability with respect to, or may be adversely affected by, such settlement or compromise, the indemnifying party shall not settle or compromise such claim or litigation without the prior written consent of such Indemnified Party. Any amounts due to a Buyer Indemnified Party hereunder shall be payable on demand.

ARTICLE 8 – MISCELLANEOUS

Section 8.1 Equal Employment Opportunity. During the performance of this Agreement, the Parties agree that neither Party shall discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, mental or physical disability, or other similar classifications arising under Applicable Law. Each Party shall ensure that applicants are employed and that employees are treated during employment without regard to their race, color, religion, sex, national origin, or mental or physical disability. Such actions shall include, but not be limited to the following: employment upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation and selection for training, including apprenticeship.

Section 8.2 Notices. All demands, notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed by registered or certified mail, return receipt requested, or by overnight delivery service, addressed to the appropriate Party hereto at the addresses set forth below or (ii) transmitted by electronic mail with acknowledgment, to the appropriate Party hereto at the address provided by the other Party to this Agreement.

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If to Seller:

Point Digital Finance, Inc.

444 High Street, Fl 4

Palo Alto, CA 94301

Attn: Chief Executive Officer

Email: CEO@point.com

with a copy to:

Kutak Rock LLP

The Omaha Building

1650 Farnam Street

Omaha, NE 68102

Attn: Joel L. Wiegert

e-mail: joel.wiegert@kutakrock.com

If to Buyer Agent:

GB HRP, LLC

c/o Glassbridge Enterprises, Inc.

18 East 50th Street

New York, NY 10022

Attention: Daniel Strauss

e-mail: dstrauss@glassbridge.com

Copy to:

Holland & Knight LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attention: Eric Pfeifle

e-mail: eric.pfeifle@hklaw.com

If to PTT or Buyer:

Point Titling Trust

c/o Point Digital Finance, Inc., as Trust Manager

444 High Street, Floor 4

Palo Alto, CA 94301

Attn: Chief Executive Officer

e-mail: CEO@point.com

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Any such demand, notice or communication shall be deemed to have been received on (i) the date delivered to or received at the premises of the addressee (as evidenced by the date noted on the return receipt or overnight delivery receipt or other evidence of receipt) and (ii) if by electronic mail, upon the earlier of acknowledgment by the receiving party or the beginning of the business day at the location of the recipient (which may be simultaneous with delivery). Each Party covenants that it shall not disseminate the other Party’s non-public notice information to any third Person without the prior written consent of the affected Party. No notice of termination shall impair the rights or priorities of any party created or acquired prior to the receipt of such notice. Either Party may change its address for purposes of this Section upon delivery to the other Party of a notice of a change of address in the manner provided for notices hereunder.

Section 8.3 Attorney’s Fees. The prevailing Party (on the main issues(s)) in any action or proceeding to interpret or enforce this Agreement shall be entitled, in addition to any judgment or award upon such action or proceeding, to an award for all costs and expenses (including costs of all legal or administrative proceedings or hearings and attorneys’ fees) incurred by such prevailing Party or Parties, including, without limitation, all attorneys’ fees and related costs of enforcement of any such judgment or award and upon any appeal relating thereto.

Section 8.4 Authority. With the intent to be legally bound, each of the undersigned hereby covenants and acknowledges that it (a) has read each of the terms set forth herein, (b) has the authority to execute this Agreement for such person or entity, and (c) expressly consents and agrees that the entity upon behalf of which the undersigned is acting, shall be bound by all terms and conditions contained herein. Notwithstanding the foregoing, no stockholder, partner, member, manager, director, officer, agent, or employee of any party shall have any direct or indirect personal liability with respect to this Agreement or the transactions contemplated hereby, nor shall the property of the same be subject to attachment, levy, execution or other judicial process in any legal proceeding arising with respect thereto, except where such Person knowingly participates in fraud or willful misconduct.

Section 8.5 Successors and Assigns and Sale of Options. The provisions of this Agreement shall be binding upon and inure to the benefit of, each of the Parties hereto, and their respective successors in interest, assigns, heirs, and personal representatives. This Agreement may be assigned on the same terms as Section 7.11 of the Program Agreement.

Section 8.6 Severability. If any provision of this Agreement shall be determined to be invalid, illegal, or unenforceable, the balance of this Agreement shall remain in full force and effect, and if any provision is inapplicable to any person of circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. In lieu of such invalid, illegal, or unenforceable term, there shall be added to this Agreement a term that is valid and fully enforceable and as similar, in purpose and intended effect, to such invalid, illegal, or unenforceable term as is reasonably possible.

Section 8.7 Headings; Exhibits. The article, section and paragraph headings set forth in this Agreement are inserted solely for the convenience of reference and are not a part of, and are not intended to govern, limit, or aid in the construction or interpretation of, any term or provision hereof. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 8.8 Time. Time is, and shall be, of the essence of each and every provision of this Agreement.

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Section 8.9 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW §5-1401, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. BUYER, BUYER AGENT AND SELLER IRREVOCABLY (I) SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN SANTA CLARA COUNTY, CALIFORNIA FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND NOT SUPERSEDED BY SECTION 8.11 (E.G., PROCEEDINGS FOR PRELIMINARY RELIEF); (II) WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREE THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING FROM ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENT TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER. SELLER AND BUYER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND NOT OTHERWISE RESOLVED VIA ARBITRATION.

Section 8.10 Mediation. Any dispute between the Parties under this Agreement or the other Program Documents shall be submitted to mediation at the written election of either Party, prior to the filing of arbitral proceedings under Section 8.11 (except when a statute of limitation is about to expire). Within ten (10) days of that election, Seller and Buyer Agent shall select one mediator not affiliated with Seller or Buyer Agent. If, by the end of that ten (10) day period, Seller and Buyer Agent cannot agree on a mediator, then each Party shall select a mediator of its choice; and the two mediators selected by Seller and Buyer Agent shall select a mediator of their choice not affiliated with either Seller or Buyer Agent. Within ten (10) days of being appointed, the mediator(s) selected in accordance with this provision shall mediate between Seller and Buyer with the objective of resolving the dispute submitted for mediation.

Section 8.11 Arbitration. In the event the Parties have a dispute under this Agreement or the other Program Documents that cannot be amicably resolved by mediation or otherwise, upon the mutual agreement of both Parties, the Parties agree to submit the dispute to binding arbitration to JAMS in its office closest to Palo Alto, California (with all proceedings required to be held there), pursuant to its Comprehensive Arbitration Rules and Procedures, and in accordance with the Expedited Procedures in those Rules. The arbitration shall be conducted by a single arbitrator, with respect to any dispute reasonably involving under $1,000,000, and three arbitrators, with respect to any dispute reasonably involving over $1,000,000. The arbitrator(s) shall provide the Parties with a brief period of time (not to exceed ninety (90) days) to conduct discovery. The award rendered by the arbitrator(s) shall be final, and judgment may exclusively be entered upon it in accordance with Applicable Law in federal or state courts located in Santa Clara County, California. The Parties shall maintain the confidential nature of the arbitration proceedings, the Award, and the arbitration hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an Award or its enforcement, or unless otherwise required by law or judicial decision. The costs of arbitration and reasonable counsel fees will be borne by the Party determined by the arbitrator to be the non-prevailing Party. If the arbitrator does not make a finding as to whether a Party is to be considered a prevailing Party, the Parties shall share the costs of arbitration equally and each Party shall bear its own counsel and other arbitration fees. The Parties agree to be bound by the decision of the arbitrator.

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Section 8.12 Neutral Interpretation. This Agreement is the product of negotiations of the Parties, and in the enforcement or interpretation hereof is to be enforced and interpreted in a neutral manner, and any presumption with regard to construction or interpretation for or against any Party by reason of that Party having drafted, or caused to be drafted, this Agreement, or any portion of it, or edited the same, shall not be effective in regard to the interpretation hereof or thereof.

Section 8.13 Entire Agreement. The Program Documents and any documents attached as exhibits or executed in connection herewith or therewith, constitute the Parties’ entire and final agreement with respect to the subject matter hereof and thereof, and supersede all agreements, representations, warranties, statements, promises, and understandings, whether oral or written, with respect to the subject matter herewith. This Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties, and there are no (and shall be no) unwritten oral agreements between the Parties. The Parties make no representations or warranties to each other, except as contained in this Agreement or in the accompanying exhibits or the certificates or other Seller Post-Closing Documents or Buyer Agent/PTT Post-Closing Documents delivered according to this Agreement. This Agreement may not be changed, waived, discharged, or terminated orally, except by an instrument in writing signed by the Party against which enforcement of such change, waiver, discharge, or termination is sought.

Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures may be accepted as original signatures.

Section 8.15 Term of Agreement; Termination. This Agreement shall continue until terminated in accordance with the Program Agreement.

Section 8.16 Further Assurance and Acts. From time to time, Seller shall (i) execute and deliver to Buyer Agent such additional documents, (ii) provide such additional information to Buyer Agent and (iii) do such further acts, as Buyer Agent may reasonably require to effectuate the intent and purposes of, and to carry out the terms of, this Agreement, all Option Documents and any agreements executed in connection herewith or therewith, which further acts may include without limitation, reasonably cooperating with Buyer Agent to ensure that Buyer is named, promptly following the Closing Date for any particular Option, (a) as the loss payee on each such Homeowner’s casualty insurance policy required by the Option Documents for such Option, and (b) an “additional insured” on each such Homeowner’s liability insurance policies required by the Option Documents for such Option. In addition, each of Buyer and Buyer Agent agrees to take, or cause to be taken, such acts, including, without limitation, execution and delivery of additional documents, instruments and agreements as may be reasonably necessary to carry out the purposes of this Agreement and to consummate the transactions contemplated hereby.

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Section 8.17 Relationships of the Parties. The relationship among Seller, Buyer Agent and Buyer created under this Agreement shall be as seller and buyer. None of the Parties hereto are partners or joint venturers, and no such Party shall act as agent for the other, except as otherwise provided in the Program Documents with respect to actions to be taken by or on behalf of PTT, as Buyer. Except for the transactions described in this Agreement and the other Program Documents, Seller has no business or other relationship with Buyer and is not engaged in Buyer’s business or other activities. It is the intention of the parties that each purchase of an Eligible Option to be made hereunder shall constitute a true sale and absolute conveyance, and that each purchase by Buyer is absolute and irrevocable, without reservation or retention of any interest whatsoever by Seller. Except as otherwise provided in this Agreement, each conveyance is made without recourse to Seller; provided, however, that (i) Seller shall be liable to Buyer, Buyer Agent and their respective affiliates for all representations, warranties, covenants and other agreements made by Seller pursuant to the terms of this Agreement, the Program Agreement and any other Program Documents, subject to the respective terms and conditions thereof, and (ii) except as specifically set forth herein, such purchase does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Seller or any other Person, whether arising under the Eligible Options or otherwise existing. Seller agrees to note in its books and records that the Eligible Options have been conveyed to Buyer, and Buyer agrees to note in its books and records that it has purchased such Eligible Options and has not Optioned Seller funds secured by such Eligible Options. If, notwithstanding the intention of the parties, Seller shall be deemed for any reason to have retained any right, title or interest in or to any Eligible Option that is or was purported to be the subject of any purchase by Buyer hereunder, then (i) Seller shall be deemed to hold the same in trust, for Buyer’s benefit and account, and (ii) Seller shall be deemed to have granted, and Seller hereby does grant, to Buyer a senior security interest in all of Seller’s right, title and interest in, to and under all such Eligible Options now existing or hereafter arising, which senior security interest shall secure all present and future obligations of Seller hereunder and under the Program Agreement with respect thereto and all amounts paid by Buyer and/or Buyer Agent to Seller hereunder plus interest and other charges that accrue on all Eligible Options. It is the intention of Seller, Buyer Agent and Buyer that the Eligible Options sold by Seller to Buyer pursuant to this Agreement and the Program Agreement shall not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy or similar law. Buyer Agent (or any of its Affiliates) may, in its sole discretion, file a UCC financing statement against Seller and Servicer in order to perfect its senior security interest as a purchaser in the Eligible Options purchased by Buyer, solely as a protective measure in the event the transactions described herein may be or were ever characterized as financings, provided that Buyer Agent shall provide Seller and Servicer with prior written notice of such filing and the opportunity to review and reasonably comment on such UCC financing statement. As of the Effective Date, the chief executive office and the principal place of business of Seller is as set forth in Section 8.2; the exact legal name of Seller is as set forth in the first Paragraph; and Seller is a corporation incorporated solely under the laws of the State of Delaware. Seller shall provide written notification to Buyer Agent at least ten (10) Business Days prior to any changes to the chief executive office, principal place of business, legal name, type of organization or jurisdiction of organization of Seller.

Section 8.18 Buyer Financing; Option Transfers and Securitization Transactions. (a) Should Buyer Agent (or its Affiliates) elect to finance a significant portion of its purchase of Options and the related Investor SUBIs, under this Agreement, Seller shall provide such assistance as Buyer Agent may reasonably request of it to facilitate the completion of such transaction, including, without limitation, participating in a reasonable amount of conference calls and basic due diligence that a financing partner may require; provided, that the request does not adversely impact the regular operation of Seller’s business and Seller is not required to incur (i) any greater-than-de minimis out-of-pocket costs in connection with such assistance or (ii) any material obligation or liability to such financing partner; provided, that this assistance is related to the consummation of such funding and not in connection with multiple funding requests.

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(b) Seller acknowledges and agrees that with respect to some or all of the Options, Buyer, at the direction of Buyer Agent, may affect one or more Option Transfers and/or Securitization Transactions. With respect to each Option Transfer or Securitization Transaction, as the case may be, entered into by Buyer, Seller agrees:

(i) to cooperate with Buyer Agent and any prospective purchaser with respect to all reasonable requests and due diligence procedures in connection therewith;

(ii) to execute and be bound by an assignment, assumption and recognition agreement, in form and substance acceptable to Seller in its reasonable discretion;

(iii) to deliver to Buyer Agent for inclusion in any prospectus or other offering material such publicly available information regarding Seller, its financial condition and its option delinquency, foreclosure and loss experience and any additional information reasonably requested by Buyer Agent, and to deliver to Buyer Agent any similar nonpublic, unaudited financial information, in which case Buyer Agent shall bear the cost of having such information audited by certified public accountants if Buyer Agent desires such an audit, or as is otherwise reasonably requested by Buyer Agent and which Seller is capable of providing without unreasonable effort or expense;

(iv) to deliver to Buyer Agent and to any Person designated by Buyer Agent, at Buyer Agent’s expense, such statements and audit letters of reputable, certified public accountants as are customarily delivered in connection with an Option Transfer or Securitization Transaction pertaining to Seller’s financial condition as shall be reasonably requested by Buyer Agent;

(v) to deliver to Buyer Agent, and to any Person designated by Buyer Agent, at Buyer Agent’s expense, such legal documents and opinions of counsel (which counsel may be in-house counsel or independent, outside counsel of Seller) as are customarily delivered by originators or sellers and reasonably determined by Buyer Agent to be necessary in connection with any Option Transfer or Securitization Transaction, as the case may be, such opinions of counsel to be in the form and substance reasonably acceptable to Buyer Agent and Seller;

(vi) to agree to permit any prospective assignees of Buyer that have entered into a commitment to purchase any of the Options in connection with an Option Transfer or a Securitization Transaction, subject to a mutually acceptable confidentiality agreement, to assess Option information and review Seller’s servicing and origination operations, upon reasonable prior notice to Seller, and Seller shall reasonably cooperate with such assessment and reviews to the extent such prospective assignees request information and documents (in electronic form or otherwise) that are reasonably available and can be produced without unreasonable expense or effort. Any such review shall be during normal business hours undertaken in a manner that does not unreasonably interfere with Seller’s business operations. Subject to any Applicable Laws, Seller shall make the Option Files related to the Options held by Seller available at Seller’s principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to Seller (in no event fewer than ten (10) Business Days prior notice);

(vii) to agree and consent that all information provided by Seller to any Rating Agency for the purpose of determining, and which is used in connection with, the initial rating of a rated Securitization Transaction including the Options, or for undertaking credit rating surveillance on such Securitization Transaction, may be posted on a website which complies with the requirements of Rule 17g-5 of the Securities Exchange Act of 1934 on request of Buyer Agent. Upon request of Buyer Agent, Seller shall provide all such information in electronic form as needed to effect such posting. To the extent any Rating Agency conducts a review of the operations of the Seller which may be used in connection with the initial rating of a Securitization Transaction or the surveillance thereof, on request of Buyer Agent, Seller shall provide to Buyer Agent in electronic form all information that was provided to the Rating Agency in connection with such review; and

(viii) to represent and warrant to each Rating Agency providing a rating in connection with a Securitization Transaction, in a separate writing that (A) Seller shall promptly provide to each Rating Agency all information requested by each Rating Agency in accordance with its published ratings criteria, (B) all information provided to the Rating Agency contains no untrue statement of a material fact and does not omit a material fact necessary in order to make such information, in light of the circumstances in which it was provided, not misleading, and (C) provide such other data or information, and shall make any additional representations or warranties reasonably required by any Rating Agency, in each case which are customary for assets similar to the Options.

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All of the Options not sold or transferred pursuant to a Securitization Transaction or an Option Transfer shall continue to be subject to this Agreement and, with respect thereto, this Agreement shall remain in full force and effect. In no event shall an Option Transfer or a Securitization Transaction be deemed to relieve Seller of its obligations as set forth in this Agreement with respect to the Options not sold or transferred pursuant to a Securitization Transaction or an Option Transfer. Buyer Agent shall, or shall cause the Beneficial Interest Holders (in accordance with the terms of the related Investor SUBIs) to, reimburse Seller or to cause Seller to be reimbursed for all reasonable out-of-pocket costs or expenses incurred by Seller in connection with performing its duties and obligations in this Section 8.18(b) in connection with any Option Transfer or Securitization Transaction, including, without limitation, reasonable legal fees and expenses. Without limitation of the foregoing, in no event shall Seller be required to take any action pursuant to this Section 8.18(b) that would require or result in the incurrence by Seller of any material out-of-pocket costs or expenses unless Buyer Agent shall have paid or caused the payment such amounts, or made arrangements for the payment of such amounts upon incurrence, in a manner acceptable to Seller in its reasonable discretion

Section 8.19 Waiver of Setoff. Except as otherwise expressly provided herein or in the Servicing Agreement with respect to contemplated offsets or netting against in respect of Servicing Fee payments, all payments hereunder by Seller to Buyer, Buyer Agent or any Beneficial Interest Holder or by Buyer, Buyer Agent or any Beneficial Interest Holder to Seller, shall be made without setoff, counterclaim or other defense and each of the Parties hereto hereby waives any and all of its rights to assert any right of setoff, counterclaim or other defense to the making of a payment due hereunder to the other Parties.

Section 8.20 Force Majeure. If any Party anticipates being unable or is rendered unable, wholly or in part, by an extreme and unexpected force outside the control of such Party (including, but not limited to, act of God, legislative enactments, strikes, lock-outs, riots, acts of war, epidemics, fire, communication line or power failure, earthquakes or other disasters) to carry out its obligations under this Agreement, that Party shall give the other Party prompt written notice to that effect, the expected duration of the inability to perform, and assurances that all available means will be employed to continue and/or restore performance. Upon receipt of the written notice, the affected obligations of the Party giving the notice shall be suspended so long as such Party is reasonably unable to so perform and such Party shall have no liability to the other for the failure to perform any suspended obligation during the period of suspension; however, the other Party may at its option terminate this Agreement if the period of time subject to force majeure extends beyond one hundred and eighty (180) days.

Section 8.21 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns; provided, that except as otherwise expressly set forth herein, no Party may assign this Agreement without the written consent of the other Parties hereto; provided further, that Buyer Agent may assign this Agreement to an Affiliate without consent.

Section 8.22 Concerning the UTI Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered on behalf of PTT by Wilmington Savings Fund Society, FSB (“WSFS”), as UTI Trustee of PTT, not individually or personally but solely as trustee of PTT, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of PTT is made and intended not as a personal representation, undertaking or agreement of WSFS but is made and intended for the purpose of binding PTT, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein of PTT, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by PTT in this Agreement, and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of PTT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by PTT under this Agreement or any other related document.

[SIGNATURE PAGE FOLLOWS]

32

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

BUYER AGENT:

GB HRP, LLC

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	President

[Signature Page to Master Option Sale Agreement]

SELLER:

POINT DIGITAL FINANCE, INC.,
a Delaware corporation

By:	/s/ Eddie Lim
Name:	Eddie Lim
Title:	CEO

[Signature Page to Master Option Sale Agreement]

DEPOSITOR AND TRUST MANAGER,
with respect to Point Titling Trust:

POINT DIGITAL FINANCE, INC.,
a Delaware corporation

By:	/s/ Eddie Lim
Name:	Eddie Lim
Title:	CEO

[Signature Page to Master Option Sale Agreement]

TITLING TRUST, BUYER AND ISSUER
OF THE INVESTOR SUBIs:

POINT TITLING TRUST

By:	Wilmington Savings Fund Society, FSB,
not in its individual capacity but solely as
UTI Trustee

By:	/s/ Mary Emily Pagano
Name:
Title:

[Signature Page to Master Option Sale Agreement]

EXHIBIT A

ASSIGNMENT AND ASSUMPTION OF OPTION DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF OPTION DOCUMENTS (“Assignment”), is made as of the ___________ day of ___________, 202__, by and between ________________________, a ________________________ (“Assignor”), and ________________________, a ________________________ (“Assignee”).

Assignor and Assignee (or its/their legal predecessor(s)) have entered into that certain Master Option Sale Agreement dated December 29, 2023 (the “Agreement”), for the purchase and sale of certain residential purchase options and the assignment of certain documents to Assignee, all as more particularly described in the Agreement. Capitalized terms not otherwise defined herein have the meanings given to them in the Agreement.

This Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor’s rights, title and interest in and to those certain Option documents described on Schedule 1 attached hereto (the “Option Documents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment of Option Documents. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Option Documents and all of Assignor’s right, title, interest, benefits and privileges thereunder, and Assignee hereby accepts such Assignment. Notwithstanding anything to the contrary in this Assignment, Assignor shall continue to be entitled (on a non-exclusive basis) to the rights of indemnity, defense and to be held harmless provided to the holder of the Option Documents; provided, however, that (i) nothing herein shall be construed to limit the right, title and interest of Assignee once Assignee becomes the holder of the Option Documents, to all such rights of indemnity, defense and to be held harmless, (ii) if and to the extent Assignor’s rights of indemnity, defense and to be held harmless provided to the lender under the Option Documents conflict or compete in any way with Assignee’s rights of indemnity, defense and to be held harmless provided to the holder of the Option Documents, Assignee’s rights shall have priority, and (iii) if and to the extent any amounts are recoverable from or payable by a Homeowner under the Option Documents in satisfaction of such indemnity and/or defense obligations, then as between Assignee (and Buyer Indemnified Parties) and Assignor (and Seller Indemnified Parties), Assignee (and Buyer Indemnified Parties) shall have first priority as to same.

2. Assumption of Obligations. By acceptance of this Assignment, Assignee hereby assumes and agrees to hereafter perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Option Documents from and after the Closing (as defined in the Agreement).

3. Additional Rights and Obligations. Assignee and Assignor hereby agree and acknowledge that this Assignment is being entered into pursuant to and subject to the terms and conditions set forth in the Agreement and that additional rights and obligations of the parties are expressly provided for therein, and that the execution and delivery of this Assignment shall not impair, diminish, or expand any of the rights or obligations of any of the parties to the Agreement as set forth therein. In the event of a conflict between the terms of this Assignment and the Agreement, the terms of the Agreement shall control.

1
Exhibit A

4. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

5. Attorneys’ Fees. In the event of the bringing of any action or suit by a Party hereto against another Party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other Party arising out of this Assignment, then in that event the prevailing Party shall be entitled to have and recover of and from the other Party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

6. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of New York, including General Obligations Law §5-1401, but otherwise without regard to the conflicts of laws principles thereof, and the state and federal courts located in Santa Clara County, California shall be the exclusive venue for any action or proceeding relating hereto.

7. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

8. Concerning the UTI Trustee; Trust Manager Direction. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Assignment is executed and delivered on behalf of PTT by Wilmington Savings Fund Society, FSB (“WSFS”), as UTI Trustee of PTT, not individually or personally but solely as trustee of PTT, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of PTT is made and intended not as a personal representation, undertaking or agreement of WSFS but is made and intended for the purpose of binding PTT, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein of PTT, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by PTT in this Assignment, and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of PTT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by PTT under this Assignment or any other related document. By its acknowledgment of this Assignment, pursuant to the governing instrument of PTT, Point Digital Finance, Inc., as Trust Manager, hereby directs the UTI Trustee to execute and deliver this Assignment on behalf of PTT.

[SIGNATURE PAGE FOLLOWS]

2
Exhibit A

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

“ASSIGNOR”:

POINT DIGITAL FINANCE, INC.,

a Delaware corporation, as Assignor,
and as Trust Manager for purposes of Section 8 hereof

By:
Name:
Title:

“ASSIGNEE”:

POINT TITLING TRUST

By:	Wilmington Savings Fund Society, FSB,
not in its individual capacity but solely as
UTI Trustee

By:
Name:
Title:

3
Exhibit A

SCHEDULE 1

TO

ASSIGNMENT AND ASSUMPTION OF OPTION DOCUMENTS

Investment ID	Closing Date	County-State	Investment Amount
2015-SAMPLE-1	1/10/18	Marin-CA	$100,000

4
Exhibit A

EXHIBIT B

[RESERVED.]

1
Exhibit B

EXHIBIT C

OPTION DOCUMENTS

With respect to each Option:

(a) the original (or a photocopy certified by the Seller to be a true and complete copy of the original) Option Agreement, between the Homeowner(s) and Seller (and signed in the name of Seller by an officer thereof);

(b) the original Security Instrument executed in connection with the Option with evidence of recording thereon, or if any such Security Instrument has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded document, a photocopy of such Security Instrument, certified by Seller to be a true and complete copy of the original recorded Security Instrument;

(c) the original (or a photocopy certified to be a true and complete copy of the original) Consent of Spouse, if required by the Underwriting Guidelines; and

(d) if applicable, the original (or a photocopy certified to be a true and complete copy of the original) of each assumption, modification, consolidation or extension agreement, if any, with evidence of recording thereon.

1
Exhibit C

EXHIBIT D

HOMEOWNER NOTIFICATION LETTER

[NOTIFICATION DATE]

Dear John Doe,

On [CLOSING DATE], Point transferred its interest in your Option Agreement to one of its investors, Point Titling Trust, a Delaware statutory trust.

None of your rights or obligations under the Option Agreement are impacted by this assignment,

and no terms in the Option Agreement have changed.

Thank you,

Point Digital Finance, Inc.

PO Box 192

Palo Alto, CA 94302

notices@point.com

Option ID: 2021-SAMPLE

123 High Street, Palo Alto, CA 94301

1
Exhibit D

EXHIBIT E

ELIGIBLE OPTIONS

●	The maximum LOTV for any Option shall be as stated in the chart below, based on the Appraised Value for the Property related to such Option.

Appraised Value	Maximum LOTV
Under $3,500,000	80%
Greater than or equal to $3,500,000, but less than $4,000,000	70%
Greater than or equal to $4,000,000, but less than $4,500,000	65%
Greater than or equal to $4,500,000, but less than $5,000,000	60%
Greater than or equal to $5,000,000, but less than or equal to $6,000,000	55%

Notwithstanding the foregoing, (i) if the Security Instrument securing such Option is in third lien position, the maximum LOTV shall be fifty-five percent (55%), and (ii) if the Property related to such Option is not owner-occupied, the maximum LOTV shall be sixty percent (60%).

●	Such Option has an Investment Thickness that is not greater than thirty percent (30%).

●	The Appraised Value of the applicable Property relating to such Option is no greater than $6,000,000. Buyer can consent in writing in its sole discretion to an exception to the foregoing parameters.

●	The Investment Amount relating to such Option is no greater than $1,000,000, provided that if the Appraised Value of the Property related to such Option is based on an Automated Valuation Model pursuant to the Underwriting Guidelines, the Investment Amount shall be no greater than $250,000. Buyer can consent in writing in its sole discretion to an exception to the foregoing parameters.

●	The Risk Adjustment Percentage with respect to such Option is no less than fifteen percent (15%).

1
Exhibit E

●	With respect to any Option not subject to a Promotional Period at the time of origination, the applicable Homeowner Protection Cap for such Option is at least seventeen percent (17%).

●	With respect to any Option that is subject to a Promotional Period at the time of origination (i) the duration of the Promotional Period for such Option is not greater than 24 months, (ii) the applicable Promotional Period Homeowner Protection Cap during such Promotional Period is at least fourteen percent (14%) and (iii) the applicable Homeowner Protection Cap in effect following the expiration of such Promotional Period is at least seventeen percent (17%).

●	The Option relates to a Property owned by the applicable Homeowner prior to the origination of such Option, such Option does not represent purchase money financing for the related Property and no other residential purchase Option exists with respect to the related Property.

●	The Investment Term (as defined in the related Option Agreement) for such Option is thirty (30) years.

●	The lien relating to such Option is valid, perfected and free and clear of all adverse claims, liens and encumbrances having priority over the lien of such Option subject only to (i) each of the first and second, if applicable, encumbrance or lien relating to mortgages on the Property, as permitted by the Option Agreement and the other related Option Documents (provided, however, that no mortgage liens senior in priority to the Option will constitute reverse or negative amortization mortgages unless the same are subject to a stated maximum amount outstanding, in which case such maximum amount (and not the outstanding principal amount) shall be included in the calculation of the LOTV for the related Option), (ii) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to real estate or mortgage financing institutions generally and either (A) which are referred to or otherwise noted in the preliminary title report, which is considered by Seller in the origination of such Option, or (B) which do not adversely affect the Appraised Value of the Property as set forth in such appraisal and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Option or the use, enjoyment, value or marketability of the related Property (e.g., utility company easements). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Option establishes and creates a valid, subsisting, enforceable and perfected lien and security interest on the property described therein (subject, as to enforceability, to bankruptcy and other creditors rights laws), and Seller has the full right to sell and assign the same to Buyer. The related original Deed of Trust relating to such Option has been recorded or are in the process of being recorded.

●	The Property relating to such Option is located in a Permitted State.

2
Exhibit E

●	Such Option, together with the related Option Agreement and the other related Option Documents, was originated and continues to be in compliance in all material respects with all Applicable Law.

●	Such Option was underwritten in conformance with Seller’s Underwriting Guidelines in effect at the time of origination without regard to any underwriter discretion, unless Buyer Agent consents in writing to an exception to the Underwriting Guidelines in its sole discretion.

●	To Seller’s knowledge, the Property is free of dangerous levels of contaminates, oils, asbestos, radon, PCBs, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any Governmental Authority.

●	To Seller’s knowledge, no condition exists that materially adversely affects or impairs the value of the Option or the Property, or that jeopardizes any security therefor.

●	The Homeowner, (a) if a natural Person, is not deceased, and (b) if not a natural Person, is a limited liability company, a trust or another entity type acceptable to Seller and permitted pursuant to the Underwriting Guidelines, in each case, that is in existence and has not been dissolved.

●	The Homeowner is not employed by, related to or affiliated with Seller or any of its Affiliates.

●	Each of the representations and warranties set forth in Section 4.2 of this Agreement with respect to such Option are true and correct in all material respects as of the date made or deemed made.

●	No Regulatory Trigger Event shall have occurred in the state in which such Option was originated.

●	Subject to Section 6.1.5, no Option offered for sale to Buyer hereunder shall constitute an Eligible Option to the extent the acquisition or ownership by Buyer of such Option would cause any of the following portfolio requirements (collectively, the “Portfolio Constraints”) to be untrue as of the date of acquisition of such Option (each as determined by reference to the Investment Amount of such Eligible Option and the aggregate Investment Amount of all Allocated Eligible Options, and calculated on a weighted average basis utilizing the applicable Investment Amounts for such Allocated Eligible Options):

(i) The aggregate amount of Allocated Eligible Options purchased by Buyer that have an Investment Thickness above twenty-five percent (25%) shall not exceed five percent (5%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

(ii) The aggregate amount of Allocated Eligible Options purchased by Buyer for which the related Properties are located in the same zip code shall not exceed two and one-half percent (2.50%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

3
Exhibit E

(iii) The aggregate amount of Allocated Eligible Options purchased by Buyer that are subject to a Promotional Period for which the related Promotional Period Homeowner Protection Cap is less than seventeen percent (17%) shall not exceed ten percent (10%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

(iv) The aggregate amount of Allocated Eligible Options purchased by Buyer that are not owner-occupied shall not exceed five percent (5%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

(v) The aggregate amount of Allocated Eligible Options purchased by Buyer that have an Investment Amount above $500,000 shall not exceed five percent (5%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

(vi) The aggregate amount of Allocated Eligible Options purchased by Buyer that have a third lien position shall not exceed twelve and one-half percent (12.5%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

(vii) The aggregate amount of Allocated Eligible Options purchased by Buyer for which the related Property’s Appraised Value is based on an Automated Valuation Model, pursuant to the Underwriting Guidelines, shall not exceed twenty percent (20%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

(viii) The aggregate amount of Allocated Eligible Options purchased by Buyer that have an LOTV above seventy percent (70%) shall not exceed seven and one-half percent (7.50%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

(ix) The aggregate amount of Allocated Eligible Options purchased by Buyer that have an LOTV above seventy-five percent (75%) shall not exceed two and one-half percent (2.50%) of the aggregate amount of all Allocated Eligible Options purchased by Buyer;

(x) The weighted average Homeowner Protection Cap of Allocated Eligible Options purchased by Buyer (as calculated at the time of origination, and giving effect to any applicable Promotional Period Homeowner Protection Cap) shall be not less than nineteen percent (19%);

(xi) The weighted average Investment Thickness of Allocated Eligible Options purchased by Buyer shall not exceed nineteen and one-half percent (19.50%);

(xii) The Allocated Eligible Options purchased by Buyer shall have a weighted average Multiple of not less than 3.1;

(xiii) The weighted average Risk Adjustment Percentage of Allocated Eligible Options purchased by Buyer shall be not less than twenty-three and one-half percent (23.50%);

(xiv) The weighted average Credit Score of Allocated Eligible Options purchased by Buyer shall be not less than 625; and

(xv) The weighted average LOTV of Allocated Eligible Options purchased by Buyer shall be not greater than fifty-five percent (55%).

4
Exhibit E

EXHIBIT F

FORM OF OPTION OFFER NOTICE

[*Date*]

Via Electronic Mail

GB HRP, LLC

18 East 50th Street

New York, NY 10022

Attention: Daniel Strauss

e-mail: dstrauss@glassbridge.com

Re:	Option Offer Notice – SUBI Beneficial Owner: [X]

Ladies and Gentlemen:

Reference is hereby made to that certain Master Option Sale Agreement dated effective as of December 29, 2023 (as amended, modified, supplemented, extended or renewed from time to time, the “Sale Agreement”) by and among POINT DIGITAL FINANCE, INC. (“Seller”), Point Tiling Trust and GB HRP, LLC (“Buyer Agent”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Sale Agreement.

Pursuant to the terms of the Sale Agreement and the Program Agreement, Seller hereby notifies Buyer Agent and the applicable beneficial owner specified above of the offer of the Eligible Options set forth on Schedule 1 attached hereto (collectively, the “Subject Options”) for purchase by such beneficial owner, determined by the Investor Allocation Process and subject to the terms and conditions of the Sale Agreement. Seller shall debit the Funding Account on or before the Closing Date in an amount equal to the Purchase Price of each Subject Option.

This Option Offer Notice is subject to all of the terms and conditions of the Sale Agreement and the Program Agreement.

Yours truly,

Point Digital Finance, Inc., as Seller

By:
Name:
Title:

1
Exhibit F

SCHEDULE I TO OPTION OFFER NOTICE

Investment ID	Investment Amount	Acquisition Fee	Appraised Value	State-Zip	LOTV	Risk Adjustment Percentage	HEI Percentage	Max IRR	Title & Tax Cost	Assignment Cost	Purchase Price
2018111-ABCDE	100,000	5,000	1,125,000	CA-94702	35.2%	18.0%	20.7%	20.7%	483.00	75.00	105,558

EXHIBIT G

INVESTOR ALLOCATION PROCESS

Point Option Contract Assignment Process

Last Updated: October 1, 2018

Summary

To ensure all investors have a fair opportunity to be assigned option contracts (the “Options”), Point assigns Options on a random, pro-rata basis, as described further below. This Allocation Policy mitigates the risk that any investor is subject to adverse selection based on inequitable distribution of Options.

Process

For options that meet eligibility criteria of at least two investors (“Eligible Options”), Point will execute the following process:

●	Each investor will be assigned a probability of receiving the option (“Option Probability”).
●	Option Probability will account for contractual obligations, capital capacity, and Options already sold to the investor in the relevant time period. For example, if an investor has capital capacity remaining of $400k and the Option is $500k, the Option will not be deemed to meet the investor’s eligibility criteria, and the investor will be assigned an Option Probability of 0%.
●	Using a software-based random number generator, Point will assign the Option based on the investor’s Option Probability of receiving it.

For all other Options (“Ineligible Options”) Point will execute the following process:

●	If the Option has features or characteristics that an investor has declared they will not purchase under any circumstances, the investor will not be considered for the Option. For example, if an investor is unwilling to purchase Options with a 30-year term, that investor will not be presented or considered for any 30-year Options.
●	Once the pool of Eligible Investors for each Ineligible Option is determined, Point will consider the following factors in determining who will receive the Option:

○	Total capital commitment;
○	Available capital;
○	Options received to date relative to capital commitment;
○	Credit attributes of Options already sold to each respective investor;
○	Prior declinations or acceptances of similar Options;
○	Eligibility criteria of each investor;
○	Portfolio constraints of each investor; and
○	Any other criteria that Point in its reasonable discretion may consider to ensure that no investor is subject to an inequitable distribution of Options.

EXHIBIT H

[RESERVED.]